UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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2022 Notice of Annual General Meeting of Shareholders and Proxy Statement

ALLEGION™

PIONEERING SAFETY™

Vision Seamless access and a safer world

Strategy Allegion creates value by securing people and assets with seamless access wherever they reside, work and thrive

Expand in Core Markets
Be the Partner of Choice
Deliver New Value in Access
Capital Allocation
Enterprise Excellence
012
H
SCHOOL

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:
We are pleased to invite you to the Annual General Meeting of Shareholders of Allegion plc (the “Company”). The meeting will be held at the following location and our shareholders will be asked to consider and vote upon the following proposals:

When	June 2, 2022, at 4:30 p.m., local time

Location	The Shelbourne, 27 St. Stephen’s Green, Dublin 2 Ireland

Record Date	Only shareholders of record as of the close of business on April 7, 2022, are entitled to receive notice of, and to vote at, the Annual General Meeting.

Items to be Voted on	1. Elect as directors the 8 nominees named in the accompanying Proxy Statement.
2. Provide advisory approval of the compensation of the Company’s named executive officers.
3. Approve appointment of independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.
4. Renew the Board of Directors’ existing authority to issue shares.
5. Renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution).
6. Conduct such other business properly brought before the meeting.
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, please provide your proxy as soon as possible by either using the Internet or telephone as explained in the accompanying Proxy Statement or by completing, signing, dating, and promptly mailing your proxy card. Your proxy must be received by 11:59 p.m. U.S. Eastern Daylight Time on June 1, 2022.

Online	By Mail	By Phone	In Person
visit www.proxyvote.com	Return your proxy card	Call 1-800-690-6903	Attend the meeting

By Order of the Board of Directors,
Hatsuki Miyata
Corporate Secretary
If you are a shareholder who is entitled to attend and vote, then you are entitled, using the form provided (or the form in Section 184 of the Companies Act 2014), to appoint a proxy or proxies to attend the Annual General Meeting and vote on your behalf. A proxy is not required to be a shareholder of the Company. If you wish to appoint as proxy any person other than the individuals specified on the proxy card provided, please contact the Corporate Secretary at our registered office.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 2, 2022: The Proxy Statement, Annual Report on Form 10-K, and the Irish Statutory Accounts are available at www.proxyvote.com.

Registered Office Address: Block D, Iveagh Court, Harcourt Road Dublin 2, D02 VH 94, Ireland Company No. 527370	U.S. Mailing Address: c/o Schlage Lock Company LLC 11819 N. Pennsylvania Street Carmel, Indiana 46032, U.S.A.

TABLE OF CONTENTS (Con’t)

GLOSSARY OF TERMS

The below are commonly used term in this Proxy Statement:
AGM	Annual General Meeting of Shareholders
AIP	Annual Incentive Plan
AOP	Annual Operating Plan
CD&A	Compensation Discussion and Analysis
CDC	U.S. Centers for Disease Control and Prevention
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIC	Change in Control
CISO	Chief Information Security Officer
CPO	Chief Privacy Officer
EBITDA	Earnings Before Interest, Tax, Depreciation and Amortization
ECDC	European Centre for Disease Prevention and Control
EHS	Environmental, Health and Safety
ELT	Executive Leadership Team
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
GAAP	Generally Accepted Accounting Principles
GDPR	General Data Protection Regulation
GHG	Greenhouse Gas
LTI	Long-term Incentive Program
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PSU	Performance Stock Unit
RSU	Restricted Stock Unit
SASB	Sustainability Accounting Standards Board
SEC	U.S. Securities and Exchange Commission
TCFD	Task Force on Climate-related Financial Disclosures
WHO	World Health Organization

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. It is not intended to contain all information that you should consider before voting and we encourage you to read the entire Proxy Statement carefully before voting. For more information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

When		June 2, 2022, at 4:30 p.m., local time

Location		The Shelbourne, 27 St. Stephen’s Green, Dublin 2 Ireland

Items to be Voted on	1.	Elect as directors for a period of one year expiring at the end of the Annual General Meeting of Shareholders of the Company in 2023, the following eight nominees:
		(a)	Kirk S. Hachigian	(e)	David D. Petratis
		(b)	Steven C. Mizell	(f)	Dean I. Schaffer
		(c)	Nicole Parent Haughey	(g)	Dev Vardhan
		(d)	Lauren B. Peters	(h)	Martin E. Welch III

	2.	Provide advisory approval of the compensation of the Company’s named executive officers.
	3.	Approve the appointment of PricewaterhouseCoopers as independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.
	4.	Renew the Board of Directors’ existing authority to issue shares.
	5.	Renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution).
	6.	Conduct such other business properly brought before the meeting.

Record Date		April 7, 2022

Voting		Shareholders as of the record date are entitled to vote. Each ordinary share is entitled to one vote for each director nominee and each of the other proposals.

Attendance		All shareholders of record as of the record date may attend the meeting.

i

MEETING AGENDA AND VOTING RECOMMENDATIONS
The following items will be submitted for shareholder approval at the Annual General Meeting.

	Agenda Item	Vote Required	Board Recommendation	Page
1.	Election of the eight director nominees named in the Proxy Statement	Majority of votes cast	FOR	1
2.	Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”)	Majority of votes cast	FOR	6
3.	Appointment of PricewaterhouseCoopers as the independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration	Majority of votes cast	FOR	7
4.	Renewal of the Board of Directors’ existing authority to issue shares	Majority of votes cast	FOR	9
5.	Renewal of the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution)	75% of votes cast	FOR	10

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance practices that promote the long-term interests of our shareholders, customers, suppliers, employees, communities in which we operate and other stakeholders, strengthen our Board of Directors (“Board” or “Board of Directors”) and management accountability, and help build public trust. We continue to monitor emerging best practices in corporate governance and adopt measures as appropriate. The following is a summary of our corporate governance practices. More details are provided under the “Corporate Governance” section of this Proxy Statement.
Throughout this Proxy Statement, we may interchangeably refer to “non-employee directors” or “independent directors” or “independent, non-employee directors.” All three terms refer to the same group of non-employee directors who are also independent, which includes all directors except for Mr. Petratis who serves as our President, Chairman and CEO.

Board Composition, Independence and Participation

✓	Seven of eight director nominees are independent by New York Stock Exchange (“NYSE”) standards and the Company’s Corporate Governance Guidelines.
✓	The Lead Director is independent.
✓
All three Board committees, Audit and Finance Committee, Compensation and Human Capital Committee, and Corporate Governance and Nominating Committee (each, a “Committee” and collectively, the “Committees”), and Committee Chairs are independent.

✓	Term limit (10 years) for non-employee directors. No waivers have been granted.
✓	Non-employee directors may not serve on the board of more than four other publicly held companies. Further, non-employee directors who serve as an executive officer of a public company may not serve on the board of more than one other publicly held company.
✓	No member of the Audit and Finance Committee may serve on more than two other public company audit committees.
✓	Four of eight director nominees are women or racially/ethnically diverse.
✓	The Board has a balance of new and experienced directors, with the tenure of incumbent directors averaging 5.3 years.
✓	Average age of director nominees is 62.9 years old.
✓	Each of the Committees has the ability to hire outside experts and consultants, as needed.
✓	Each of the directors* attended 100% of the Board meetings and 100% of the Committee meetings on which he or she served during 2021. No director attended less than 75% of all meetings.
✓	Independent directors have full access to management and other employees.
* Ms. Peters was appointed to the Board on July 13, 2021. Therefore, Board and Committee meetings held prior to her appointment date are not included for purposes of her attendance calculations.

Board Conduct and Oversight

✓	Code of Conduct applies to all directors, officers and employees.
✓	The Board spends the majority of its time reviewing and engaging on strategic matters.
✓	The Board has oversight of risk management, including information technology, cybersecurity, privacy and disruptive technology matters - and receives regular briefings from management on such matters.
✓	The Board has oversight of environmental, social and governance (“ESG”) initiatives, strategies, goals and performance.
✓	The Company has stock ownership guidelines for executive officers and directors.
✓	The Board and Committees conduct self-assessments of their performance and effectiveness annually.
✓
Board and Committee self-assessments include one-on-one interviews with the Lead Director (or Chairman if it’s the last year of the Lead Director’s term) and each director to ensure thoughtful, candid feedback.

✓	Executive sessions of independent directors are generally held at each of the Board and Committee meetings.
✓	Corporate Governance Guidelines and all Committee Charters are reviewed at least annually.
✓	Emerging topics and developments in governance best practices are reviewed on an ongoing basis.
✓	Succession planning is conducted at all levels, including for Board, CEO and senior management.
✓	The Board monitors relations with shareholders, customers, suppliers, employees, the communities in which the Company operates and other stakeholders.

Shareholder Rights and Engagement

✓	Hold annual election of directors.
✓	Majority voting in uncontested director elections.
✓	Hold advisory approval by shareholders of executive compensation (“Say-on-Pay” votes) annually.
✓	Hold “Say-on-Frequency” votes regarding advisory approval of executive compensation at least every six years.
✓	No option repricing without shareholder approval.
✓
Hold Investor Day event periodically in person and/or via live webcast with recordings and transcripts available on our website following the event to provide updates on our business and strategy, and facilitate exposure to our leadership team.

✓	Attend major investor conferences each year, with senior management participation.
✓	In 2021, added a new ESG section to our website to highlight our ongoing ESG progress and advancements, including establishing a materiality matrix of our ESG priorities.
✓
In 2021, reached out to shareholders representing over 75% of our outstanding shares to discuss any questions or concerns about our corporate governance and compensation practices, including ESG efforts, and to understand any particular issues that are top of mind for such shareholders.

✓	Continued to provide transparency and visibility throughout the ongoing global COVID-19 pandemic. In 2021, we responded to questions from investors and disclosed the impact of the pandemic on our business, financial results and operations in our quarterly earnings releases and reports.

Shareholder Engagement Highlights
Engaged with: ✓ Institutional investors ✓ Retail shareholders ✓ Pension funds ✓ Proxy advisory firms ✓ Industry associations and thought leaders

Engaged through:
✓ Quarterly earnings call
✓ Investor conferences
✓ Individual investor meetings
✓ Annual General Meeting of Shareholders
✓ Stakeholder outreach such as perception
studies
✓ Investor Day (note: held periodically, with
       the most recent one held in March 2019)
✓ Data verification process of proxy
advisory firms
✓ ESG related reports

Engagements include:
✓ President, Chairman
      and CEO
✓ CFO and other senior
      management
✓ Treasurer and Investor
      Relations team
✓ Non-employee
      directors (through the
      Annual General
      Meeting)
✓ Subject matter experts
✓ Other employees

In 2021, engaged with shareholders representing: Over 75% of total outstanding shares or Over 68 million shares	Information shared through: ▪SEC filings including 10-K, 10-Q, 8-K and Proxy Statement ▪Quarterly earnings call ▪Press releases ▪Company website ▪Media and digital platforms
v

BOARD STRUCTURE AND COMPOSITION
Seven of our eight director nominees are independent. The Lead Director is elected from among our independent directors and serves a three year term or until his/her earlier death, resignation, retirement, removal, term limit as director or until his/her successor is appointed by the Board. All three Committees and Committee Chairs are independent.
With regard to Board composition, we believe Board membership should reflect diversity in its broadest sense. In selecting and assessing potential Board candidates, our Board takes into consideration a broad range of factors such as skills, expertise, business and leadership experience, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
As part of our annual Directors & Officers (“D&O”) questionnaire process, we ask our directors to self-identify their gender identity and demographic characteristics. Based on the director nominees’ responses to this questionnaire, our Board has 25% gender diversity and 25% racial or ethnic diversity. A summary of their responses is provided below.
Diversity Matrix of Director Nominees:

Board Size:
Total number of director nominees	8
Gender:	Male	Female	Non-Binary	Other or Undisclosed
Number of director nominees based on gender identity	6	2	0	0
Number of director nominees who identify in any of the demographic categories below:
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	2	0	0
Two or More Races of Ethnicities	0	0	0	0
LGBTQ+ (1)	0
Other or undisclosed	0
(1)LGBTQ+ is defined to mean an individual who self-identifies as any of the following: lesbian, gay, bisexual, transgender, or as a member of the queer community.
The Board, with the support of the Corporate Governance and Nominating Committee (“Corporate Governance Committee”), seeks to identify a diverse talent pool of highly qualified candidates for consideration as part of board refreshment. In the last two years, two highly qualified directors were added to the Board and one director will be retiring at the end of the 2022 AGM. Our Board has a good balance of new and experienced directors, with the tenure of director nominees averaging 5.3 years. The average age of director nominees is 62.9 years old. The term limit for independent directors is 10 years and no waivers have been granted.

The following pie charts show the independence, tenure, diversity and age range of our director nominees.

OUR DIRECTOR NOMINEES
Set forth below is summary information about each director nominee the Board is recommending for election:

						Committee Memberships
Nominee	Age	Director Since	Principal Occupation	Independent	Lead Director

Kirk S. Hachigian	62	2013	Former Non-Executive Chairman of JELD-WEN Holding, Inc.	✓	✓	•	•	C
Steven C. Mizell	62	2020	Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc.	✓		•	C	•
Nicole Parent Haughey	50	2017	Former Chief Operating Officer of Island Creek Oysters	✓			•	•
Lauren B. Peters	60	2021	Former Executive Vice President and Chief Financial Officer of Foot Locker, Inc.	✓		C	•	•
David D. Petratis	64	2013	Chairman, President and Chief Executive Officer of Allegion plc
Dean I. Schaffer	70	2014	Former Partner of Ernst & Young LLP	✓		•	•	•
Dev Vardhan	62	2020	Former Senior Partner at McKinsey & Company	✓		•	•	•
Martin E. Welch III	73	2013	Former Executive Vice President and Chief Financial Officer of Visteon Corporation	✓		•	•	•

Audit and Finance Committee	Compensation and Human Capital Committee	Corporate Governance and Nominating Committee	C	Chair

BOARD EXPERTISE AND SKILLS
Our director nominees possess a varied and balanced mix of skills, business and leadership experience, board experience and viewpoints. While each director is individually qualified to make substantial contributions, collectively, our directors’ rich experience, diverse backgrounds and viewpoints enhance the quality and effectiveness of the Board’s deliberations and decision making. Key knowledge, skills and experiences of our director nominees are summarized below:

	K. Hachigian	S. Mizell	N. Parent Haughey	L. Peters	D. Petratis	D. Schaffer	D. Vardhan	M. Welch III
Knowledge and Skills
Financial Expertise based on experience gained as a CFO, audit professional or financial analyst			•	∗		•		∗
Finance / Capital Allocation skills based on experience as a CEO, CFO or other financial professional	•		•	•	•	•		•
International experience outside of the United States	•	•		•	•	•	•	•
Technology / Engineering experience or education	•	•	•		•		•
Marketing / Sales experience in understanding, assessing, developing and implementing marketing, sales and customer engagement strategies	•		•	•	•		•
Services experience based on current or prior industry experience			•	•	•	•	•	•
Compensation / HR experience based on HR expertise or CEO / head of business role with people management or as Compensation and Human Capital Committee Chair	•	•	•	•	•	•
Strategy / M&A experience and knowledge based on evaluating and implementing business and investment strategies, incl. M&A	•	•	•	•	•	•	•	•
Experience
CEO / Business Head based on current or prior role(s)	•		•		•
Industrial / Manufacturing experience and knowledge based on industry experience	•		•		•		•	•
Academia / Education based on experience teaching at or serving in an advisory or Board capacity at higher education institutions			•		•	•		•
Government / Public Policy based on experience working in highly regulated industries or in a government capacity		•					•
Financial Services experience and skills based on experience as a financial professional or analyst			•	•				•
Boards of Other Public Companies based on current or prior service on other public boards	•	•	•	•	•			•
∗ Designated as SEC Audit Committee Financial Expert

ONGOING COVID-19 PANDEMIC RESPONSE HIGHLIGHTS
We have preparedness plans that allow us to respond responsibly and diligently to changing environments and economic conditions. Throughout the ongoing global COVID-19 pandemic, we continued to adhere to the following principles, in full alignment with our company values and preparedness plans:
▪Provide safe and healthy working environments for our employees;
▪Support customer needs;
▪Communicate early and often with our supply chain and logistics partners and materials teams; and
▪Abide by government regulations and public health guidelines. Specific highlights are as follows:

Employee Welfare and Communities
We maintained a cross-functional, global COVID-19 response team and we adopted numerous health and safety measures in accordance with best-practice safety guidelines issued by recognized health experts like the U.S. Centers for Disease Control and Prevention ("CDC"), the European Centre for Disease Prevention and Control ("ECDC") and the World Health Organization (“WHO”), as well as any applicable government mandates, in order to help protect our employees, customers, suppliers and other business partners. These health and safety measures included:

▪Encouraged work-from-home arrangements for employees, where possible, and ensured that those employees had effective IT tools and resources in place to support connectivity;
▪Continuously educated our workforce about safe hygiene in accordance with evolving guidelines;
▪Regularly communicated updates to leadership and team members;
▪Maintained aggressive and regular deep cleaning and disinfecting schedules;
▪Continued social distancing measures, such as physical barriers or reconfigurations of workspaces;
▪Implemented measures to reduce density, such as staggering work shifts and breaks;
▪Ensured employees had masks and increased supplies, such as cleaning solutions and hand sanitizers;
▪Maintained mask requirements and expectations at our facilities, consistent with local mandates;
▪Required temperature and health screenings prior to entering facilities, as appropriate;
▪Temporarily restricted travel and in-person meetings;
▪Expanded the Employee Assistance Program (“EAP”) in all remaining countries where we have employees;
▪Relaxed policy on absenteeism (due to COVID-19 related reasons) for hourly employees;
▪Waived the employee cost share for telemedicine visits from April 2020 through December 2021; and
▪Created a global COVID-19 vaccination incentive program to encourage employees to get vaccinated in their respective locations.

Supply Chain and Operations
▪Our manufacturing facilities remained open and operational throughout 2021.
▪Experienced sporadic interruptions on some production lines due to shortages of materials or supply continuity issues, largely driven by:
•Electronic component and other supply constraints;
•COVID-19 outbreaks and labor shortages for suppliers; and
•Logistical/shipping challenges and delays.
▪Worked to address the challenging supply chain environment through close monitoring of supply management, dual sourcing, product redesigns, alternate shipping methods and inventory strategies.
▪Remained focused on business continuity, excellent customer service and delivery.

Financial Impacts
During 2021, we continued to re-prioritize capital expenditures in light of the ongoing COVID-19 pandemic while also increasing investments to drive future growth and realize our vision of seamless access and a safer world.

x

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable environmental, health and safety (“EHS”) laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our Company values which include: “Be safe, be healthy,” “Do the right thing” and “Be empowered and accountable.” These values are a way of life at Allegion and guide how we conduct our business.
Our ESG Council, which includes leaders and subject matter experts across multiple functions, was formed in 2020 through an expansion of the former sustainability council. The purpose of the ESG Council is to support the Company’s ongoing commitment to environmental, social and corporate governance matters, including health and safety, corporate social responsibility (“CSR”), engagement, equity, inclusion and diversity, and sustainability by:
▪Developing our strategy related to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect our business activities, performance and reputation;
▪Improving the Company’s understanding of ESG matters;
▪Overseeing integration of strategically significant ESG policies into the business operations and strategy; and
▪Assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.
In 2021, the ESG Council led the work to establish our materiality matrix of ESG priorities which is available on our website at www.allegion.com under the heading, “ESG.” This matrix was based on the results of a survey with key internal and external stakeholders to help us determine ESG factors of importance to our business and key external stakeholders, including our investors, suppliers, customers and community partners. This matrix and our ESG initiatives generally align with the Sustainability Accounting Standards Board (“SASB”) framework for the Electrical & Electronic Equipment industry classification, which in turn, has been referenced by the Task Force on Climate-related Financial Disclosures (“TCFD”) as an appropriate framework by which to fulfill TCFD recommendations. As part of our continuous improvement process, we will continue to evaluate framework recommendations as they apply to our business.
Our cross-functional ESG Council meets regularly throughout the year to review and evaluate the effectiveness and scope of our ESG initiatives and goals. The ESG Council also engages with third party ESG consultants for additional input and expertise. Further, the ESG Council provides regular updates to the Board’s Corporate Governance Committee which assists the Board in its oversight of the Company’s ESG initiatives, strategies, goals and performance.
Highlights of our ESG efforts are discussed in the “ESG Highlights” section on page 25 of this Proxy Statement. Additional information about our ESG efforts, policies, goals and key achievements, including our EEO-1 report containing 2020 demographic data are available on our website at www.allegion.com under the heading, “ESG.”
Throughout this Proxy Statement, we may refer to additional information that is available on our websites. The information contained on, or that may be accessed through, the Company’s websites is not incorporated by reference into, and is not part of, this Proxy Statement.

EXECUTIVE COMPENSATION
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic objectives and with shareholder interests. Allegion’s strategy is built on five growth pillars: (i) expand in core markets; (ii) be the partner of choice; (iii) deliver new value in access; (iv) capital allocation; and (v) enterprise excellence.
The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.

Practices we DO have		Practices we DON’T have
✓	Incentive award metrics that align pay to strategic business performance measures	x	Repricing of options without shareholder approval
✓	Share ownership guidelines applicable to independent directors and executive officers	x	Hedging or pledging transactions, speculative transactions, or short sales by executive officers or directors
✓	Compensation recoupment (“claw-back”) for short- and long-term incentives	x	Automatic single-trigger equity vesting upon a change in control (“CIC”)
✓	Double-trigger severance benefits upon a change-in-control	x	Excessive perquisites
✓	Significant percentage of executive compensation target opportunity is contingent on performance measured against pre-established performance goals	x	Excessive severance benefits or other non-performance based compensation
✓	Independent compensation consultant	x	Tax gross-ups under change-in-control agreements
✓	Annual Say-on-Pay vote by shareholders
Pay for Performance
Our executive compensation program is market competitive for target total compensation, aligned overall with market median and designed to result in greater variance in actual total compensation based on the Company’s performance. A significant percentage of our executives’ total compensation is in the form of performance-based compensation over short- and long-term time horizons, such as annual cash incentives, Performance Stock Units (“PSUs”) and other equity vehicles that vest over three years.
The following is a summary of our corporate financial performance in 2021 related to our executive incentive programs:
▪Annual adjusted revenue of $2,863 million, achieved 105% of target
▪Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) of $622 million, achieved 100% of target;
▪Available cash flow of $450 million, achieved 108% of target;
▪Adjusted earnings per share (“EPS”) of $5.16, achieved 90% of the 2019-2021 performance period; and

▪Total shareholder return (“TSR”) of 54.78% for the 2019-2021 performance period, which falls into the 41st percentile of the S&P 400 Capital Goods Index.
Based on this performance, for named executive officers (“NEOs”) in corporate functions, we achieved a payout of 110.67% under the Annual Incentive Plan (“AIP”) (subject to region- and individual-specific performance) and a 74% payout of the PSUs for the 2019-2021 performance period. These payouts were based on pre-established goals under each program.
Financial results shown above are as certified by the Compensation and Human Capital Committee for our executive compensation program. The financial performance results shown above differ as compared to our recent Form 10-K and other filings. For details regarding the Compensation and Human Capital Committee actions with respect to payout for our AIP and PSU programs and payouts please see “2021 Incentive Program Designs and Compensation Values for 2021 Performance” beginning on page 41 of the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are asking for your advisory approval of the compensation of our NEOs (“Say-on-Pay” vote). While our Board of Directors intends to carefully consider the shareholder voting results for this proposal, the final vote will not be binding on us and is advisory in nature. Before considering this proposal, please read our CD&A and the Executive Compensation sections of this Proxy Statement for a thorough discussion of our executive compensation program and our compensation philosophy.

APPOINTMENT OF INDEPENDENT AUDITORS
We are asking you to approve the appointment of PricewaterhouseCoopers (“PwC”) as our independent auditors for 2022 and to authorize the Audit and Finance Committee to set PwC’s remuneration.

RENEWAL OF BOARD OF DIRECTORS’ EXISTING AUTHORITY TO ISSUE SHARES
We are seeking approval to authorize our Board of Directors to issue up to 33% of our issued ordinary share capital as of April 7, 2022 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 2, 2022 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.

RENEWAL OF BOARD OF DIRECTORS’ EXISTING AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS
We are seeking approval to authorize our Board of Directors to opt out of the statutory pre-emption rights provision in the event of: (1) the issuance of shares for cash in connection with any rights issue; and (2) any other issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital as of April 7, 2022 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 2, 2022 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.

2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Deadline for shareholder proposals for inclusion in the Proxy Statement:	December 20, 2022
Deadline for business proposals and nominations for director to be brought before the 2023 AGM:	March 6, 2023

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card, or the Notice Regarding the Availability of Proxy Materials, are first being mailed on or around April 20, 2022 to shareholders of record as of the close of business on April 7, 2022 (the “Record Date”). We use the terms, “Allegion,” the “Company,” “we,” “our” and “us” in the Proxy Statement to refer to Allegion plc.
PROPOSALS REQUIRING YOUR VOTE

Item 1. Election of Directors
We use a majority of votes cast standard for the election of directors in uncontested elections. A majority of the votes cast means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. Under our Articles of Association, if a director is not re-elected in a director election, the director shall retire at the end of the Annual General Meeting of Shareholders (“AGM”).
On April 4, 2022, Mr. Szews informed the Board and the Company of his intent not to stand for re-election and that he will be retiring upon the completion of his term at the 2022 AGM. After being so notified and upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Hachigian as Lead Director and Chair of the Corporate Governance and Nominating Committee, effective April 4, 2022. The Board also reduced the board size from nine directors to eight directors, effective as of the date of the 2022 AGM.
Each director nominee of the Company is being nominated for election for a one-year term beginning at the 2022 AGM to be held on June 2, 2022 and expiring at the end of the 2023 AGM.

The Board of Directors recommends a vote FOR the following directors:

Kirk S. Hachigian

Age	62

Director Since	2013

Lead Director Since	April 2022; previously Lead Director from 2013 through April 2021

Experience
Chairman of JELD-WEN Holding, Inc. (global manufacturer of doors and windows) from April 2014 to May 2019, Interim CEO from February 2018 to June 2018, and President and CEO from 2014 to 2015.
Chairman, President and Chief Executive Officer of Cooper Industries plc (global manufacturer of electrical components for the industrial, utility and construction markets) from 2006 to 2012.

Other Current Public Company Directorships	NextEra Energy, Inc. Paccar Inc.

Former Public Company Directorships	JELD-WEN Holding, Inc. Cooper Industries plc

Director Qualifications
Mr. Hachigian’s experiences as former Chairman and CEO of JELD-WEN Holding, Inc., a $4.3 billion (2018) global manufacturer, and Cooper Industries plc, a $6 billion (2012) global manufacturer, bring substantial expertise to all of our operational and financial matters, including global manufacturing, engineering, marketing, labor relations, channel management and investor relations. His prior work and international experiences add value and benefit our Board of Directors and management team as we pursue future business opportunities globally. He has a successful track record of creating value for shareholders, completing the $13 billion merger of Cooper Industries with Eaton Corporation in 2012. In addition, his leadership of an organization incorporated in Ireland provides valuable oversight experience to our Irish financial reporting and accounting requirements. His executive leadership positions directly correspond to key elements of our growth and operational strategies. Mr. Hachigian has served as our Lead Director and Chair of the Corporate Governance and Nominating Committee since April 2022. He previously served in these roles from 2013 through April 2021.

Steven C. Mizell

Age	62

Director Since	2020

Experience
Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc. (an American multinational pharmaceutical company) from 2018 to present.
Executive Vice President and Chief Human Resources Officer at The Monsanto Company (agrochemical and agricultural biotechnology company) from 2007 to 2018.

Other Current Public Company Directorships	Group 1 Automotive, Inc.

Former Public Company Directorships	Oshkosh Corporation

Director Qualifications
Mr. Mizell joined Merck in 2018 and has responsibility for all aspects of human resources for more than 68,000 global employees. Prior to that, he served as Monsanto’s Executive Vice President and Chief Human Resources Officer, overseeing the company’s approach to talent acquisition and development, employee wellness, and diversity and inclusion. Mr. Mizell holds degrees from Georgia Institute of Technology and Carnegie Mellon University and has served in key human resources management roles at companies across beverage, defense, energy, pharmaceutical and technology sectors. Mr. Mizell is an experienced board member who is also National Association of Corporate Directors (NACD) Directorship Certified™ and his broad experience in global human resources leadership brings great perspective and value to our Board and management. Mr. Mizell has served as Chair of our Compensation and Human Capital Committee since May 2021.

Nicole Parent Haughey

Age	50

Director Since	2017

Experience
Chief Operating Officer of Island Creek Oysters (a private aquaculture company located in Duxbury, MA) from 2020 to 2021.
Operating Officer of Mimeo.com (a technology company in printed and digital content management and distribution) from 2016 to 2018.
Vice President, Corporate Strategy and Business Development of United Technologies Corporation (a global manufacturing company) from 2013 to 2015.
Managing Partner and Co-Founder of Vertical Research Partners, LLC (an equity research and consulting firm) from 2009 to 2013.

Other Current Public Company Directorships	Altra Industrial Motion Corp.

Former Public Company Directorships	None

Director Qualifications
Ms. Parent Haughey has nearly three decades of experience in leadership roles across financial services, manufacturing, technology and hospitality. She recently served as the Chief Operating Officer at Island Creek Oysters and was responsible for driving continued revenue growth and profitability of the company’s B2B and B2C businesses and oversaw procurement, operations and sales in pursuit of that mission. Ms. Parent Haughey’s experience as a former chief operating officer and a senior leader of global companies brings significant expertise to our Board. Her deep understanding of strategic planning, finance, capital allocation, mergers and acquisitions, and sales and marketing benefits the Board as it oversees and develops the Company’s long-term growth strategies. In addition, Ms. Parent Haughey’s in-depth knowledge of the investment community and markets provides key insights into investors and capital markets.

Lauren B. Peters

Age	60

Director Since	2021

Experience	Executive Vice President and CFO of Foot Locker, Inc. from 2011 to 2021.

Other Current Public Company Directorships	La-Z-Boy, Inc. Victoria's Secret & Co.

Former Public Company Directorships	None

Director Qualifications
Ms. Peters' experience as former Executive Vice President and CFO of Foot Locker, Inc., as well as an experienced board member, brings a deep expertise in positioning global, publicly held companies for growth. Ms. Peters held a nearly 25-year career at Foot Locker, which included building a world class finance organization and serving as an integral part of the executive leadership team with responsibility for financial planning and analysis, risk management and investor relations. Over the course of her career, Ms. Peters served as one of only 64 women CFOs at Fortune 500 companies; built a track record of expanding profits and implementing innovative solutions and technologies to enhance and streamline processes; and led major acquisitions and integrations in addition to a number of strategic investments. Ms. Peters is a Certified Public Accountant (CPA) and has served as Chair of our Audit and Finance Committee since March 2022.

David D. Petratis

Age	64

Director Since	2013

Experience
Chairman, President and CEO of Allegion plc since 2013.
Chairman, President and CEO of Quanex Building Products Corporation (a manufacturer of engineered material and components for the building products markets) from 2008 to 2013.

Other Current Public Company Directorships	Sylvamo Corporation

Former Public Company Directorships	Gardner Denver, Inc. Quanex Building Products Corporation

Director Qualifications
Mr. Petratis has led the Company since 2013, effectively using his extensive knowledge and deep understanding of the Company’s global business, operations, people and strategic goals to lead the Company in achieving its vision of “seamless access and a safer world.” Further, Mr. Petratis’ previous successful leadership of global manufacturing companies brings significant experience and expertise to the Company’s management and governance. In particular, Mr. Petratis has an extensive background in the building products industry, as well as strong experience with operations and lean manufacturing, distribution and channel marketing and management, the mergers and acquisitions process, and strategy development.

Dean I. Schaffer

Age	70

Director Since	2014

Experience	Independent Tax Consultant since 2017. Partner of Ernst & Young LLP (an international public accounting firm) from 1975 to 2014.

Other Current Public Company Directorships	None

Former Public Company Directorships	None

Director Qualifications
Mr. Schaffer’s experience as a former partner of an international accounting firm brings significant expertise to the Board of Directors in the areas of taxation, governance, strategy, and mergers and acquisitions. During his career, Mr. Schaffer served on Ernst & Young’s Americas Executive Board, as the co-lead of the Americas Office of the Chairman Global Accounts Network and senior partner in the New York office and worked with many of the firm’s largest clients. Mr. Schaffer’s expertise benefits the Board of Directors as it oversees our financial reporting and our governance and as it develops our tax and growth strategies. Mr. Schaffer served as Chair of our Compensation and Human Capital Committee from 2016 through April 2021.

Dev Vardhan

Age	62

Director Since	2020

Experience	Senior Partner at McKinsey & Company (global management consulting firm) from 1993 to 2021.

Other Current Public Company Directorships	None

Former Public Company Directorships	None

Director Qualifications
Mr. Vardhan retired in 2021 as a senior partner in McKinsey & Company’s Chicago office. During his more than 25 years of experience at McKinsey, Mr. Vardhan advised and helped hundreds of CEOs, general managers and functional leaders strategize and drive digital and business transformation. Mr. Vardhan has deep functional expertise in digital and business transformation and his broad background in supporting global organizations in manufacturing and supply-chain design, M&A and innovation has many synergies with Allegion’s seamless access strategy and with our strategic pillars for growth, bringing great value and insight to our Board.

Martin E. Welch III

Age	73

Director Since	2013

Experience
Executive Vice President and CFO of Visteon Corporation (a global automotive parts supplier) from 2011 to 2012.
Executive Vice President and CFO of United Rentals, Inc. (an equipment rental company) from 2005 to 2009.

Other Current Public Company Directorships	None

Former Public Company Directorships	Global Brass and Copper Holdings, Inc.

Director Qualifications
Mr. Welch’s experience as a former CFO brings substantial financial expertise to our Board. His senior leadership experience with global manufacturing companies brings a deep understanding of financial matters, mergers and acquisitions, investments and strategic transactions as well as how to guide companies through changing markets. Mr. Welch’s experience benefits our Board as it develops our growth strategy, guiding the Company through an evolving marketplace and helping to drive our operational improvement. In addition, Mr. Welch’s experience as a business adviser to a private equity firm benefits the Company’s long-term strategic planning. Mr. Welch served as Chair of our Audit and Finance Committee from 2013 through February 2022.

Item 2. Advisory Approval of the Compensation of Our Named Executive Officers
We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for named executive officers (“NEOs”) by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company’s Proxy Statement.”
While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.
By following these objectives, we believe that our compensation program for NEOs is strongly aligned with the long-term interests of our shareholders.

The Board of Directors recommends a vote FOR the advisory approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this Proxy Statement.

Item 3. Approval of Appointment of Independent Auditors
At the Annual General Meeting, shareholders will be asked to approve the appointment of PricewaterhouseCoopers (“PwC”) as our independent auditors for the fiscal year ending December 31, 2022, and to authorize the Audit and Finance Committee of our Board of Directors to set the independent auditors’ remuneration. PwC has acted as our independent auditor since 2013 and has an understanding of our business affairs. Based on such understanding and their ability, we believe PwC is best qualified to perform this important function.
Representatives of PwC will be present at the Annual General Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.
The Board of Directors recommends a vote FOR the proposal to approve the appointment of PwC as independent auditors of the Company and to authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.

Audit and Finance Committee Report
While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, the Audit and Finance Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board of Directors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit and Finance Committee monitors those processes. In this context, the Audit and Finance Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Audit and Finance Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Finance Committee also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB.
In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the PCAOB-required letter from PwC regarding PwC’s communications with the Audit and Finance Committee concerning independence and discussed with PwC its independence. The Audit and Finance Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit and Finance Committee has concluded that the independent auditors are independent from the Company and its management.
The Audit and Finance Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit and Finance Committee meets separately with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“2021 Form 10-K”), for filing with the U.S. Securities and Exchange Commission (“SEC”). The Audit and Finance Committee has selected PwC, subject to shareholder approval, as the Company’s independent auditors for the fiscal year ending December 31, 2022.
AUDIT AND FINANCE COMMITTEE
Lauren B. Peters (Chair)
Kirk S. Hachigian
Steven C. Mizell
Dean I. Schaffer
Dev Vardhan
Martin E. Welch III

Fees of the Independent Auditors
The following table shows the fees we paid or accrued for audit and other services provided by PwC for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees (a)	$3,830,100	$3,968,500
Audit-Related Fees (b)	169,500	56,000
Tax Fees (c)	388,500	1,679,000
All Other Fees (d)	900	2,900
Total	$4,389,000	$5,706,400
_______________
(a)Audit Fees for the fiscal years ended December 31, 2021 and 2020 were for professional services rendered for the audits of the Company’s annual consolidated financial statements, including its internal controls over financial reporting, quarterly reviews, statutory audits, and issuance of consents.

(b)Audit-Related Fees for the fiscal years ended December 31, 2021 and 2020 consist of employee benefit plan audits and other attest services that are not related to performing the audit or review of our consolidated financial statements. Audit-Related Fees for the fiscal year ended December 31, 2021 also includes tax due diligence.

(c)The Tax Fees for the fiscal years ended December 31, 2021 and 2020 relate to consulting services.

(d)All Other Fees for the fiscal year ended December 31, 2021 and 2020 includes license fees for financial statement disclosure software. All Other Fees for the fiscal year ended December 31, 2020 also includes license fees for technical accounting software.

The Audit and Finance Committee, pursuant to its charter, pre-approves all auditing and non-audit services and related fees to be performed by the Company’s independent auditors. Furthermore, the Company follows internal procedures that: (i) provide for pre-approval of an annual budget for each type of service; (ii) require Audit and Finance Committee approval of specific services / projects over $50,000, even if included in the approved budget; and (iii) require Audit and Finance Committee approval if the forecast of expenditures exceeds the approved budget on any type of service. The Audit and Finance Committee pre-approved all of the services described above. The Audit and Finance Committee has determined that the provision of all such services is compatible with maintaining the independence of PwC.

Item 4. Renewal of the Board of Directors’ Existing Authority to Issue Shares
Under Irish law, shareholders of an Irish public limited company grant authority to the Board of Directors to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization is due to expire at the end of the 2022 Annual General Meeting on June 2, 2022. Because our authorization is due to expire, we are presenting this proposal to renew the Board’s authority to issue our authorized shares on the terms set forth below.
We are seeking approval to authorize our Board of Directors to issue up to 33% of our issued ordinary share capital as of April 7, 2022 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 2, 2022 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant our Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a New York Stock Exchange (“NYSE”) listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.
As required under Irish law, the resolution in respect of Item 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.
The text of this resolution in respect of this proposal is as follows:
“RESOLVED, that the Directors be and are hereby generally and unconditionally authorized with effect from the end of the 2022 Annual General Meeting on June 2, 2022 to exercise all powers of the Company to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $289,748 (28,974,828 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 7, 2022 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from June 2, 2022 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR the renewal of the Board of Directors’ existing authority to issue shares.

Item 5.	Renewal of the Board of Directors’ Existing Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Because our existing authorization will expire at the end of the 2022 Annual General Meeting on June 2, 2022, we are presenting this proposal to renew the Board of Directors’ authority to opt-out of the pre-emption right on the terms set forth below.
We are seeking approval to authorize our Board of Directors to opt out of the statutory pre-emption rights provision in the event of: (1) the issuance of shares for cash in connection with any rights issue; and (2) any other issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital as of April 7, 2022 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 2, 2022 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Item 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board of Directors the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authorization to opt out of the statutory pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

[Item 5 continues on next page]

As required under Irish law, the resolution in respect of this Item 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast.
The text of the resolution in respect of this proposal is as follows:
“RESOLVED as a special resolution, that, subject to the passing of the resolution in respect of Item 4 as set out above and with effect from the end of the 2022 Annual General Meeting on June 2, 2022, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Item 4 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:
(a)     the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b)     the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $43,901 (4,390,125 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 7, 2022 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from June 2, 2022 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR the renewal of the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND PRACTICES
Our Corporate Governance Guidelines, together with the charters of the three Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Guidelines and our corporate governance practices. A copy of our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.allegion.com under the heading, “About Allegion – Corporate Governance.”
Role of the Board of Directors
The role of the Board is to oversee our management and governance, and monitor senior management’s performance. The Board delegates to the CEO, and through the CEO to other senior management, the authority and responsibility for managing the Company’s business.
Board Responsibilities
The Board of Directors’ core responsibilities include, among other things:
▪Selecting individuals for Board members and evaluating the performance of the Board, its Committees and individual directors;
▪Selecting, monitoring, evaluating and compensating senior management;
▪Selecting the CEO and assuring that management succession planning is adequate;
▪Reviewing and approving significant corporate actions;
▪Reviewing and monitoring implementation of management’s strategic plans and capital allocation strategy;
▪Reviewing and approving the Company’s annual operating plans and budgets;
▪Monitoring corporate performance and evaluating results compared to relevant peers, the Company’s strategic plans and other long-range goals;
▪Reviewing the Company’s financial controls and reporting systems;
▪Reviewing and approving the Company’s financial statements and financial reporting;
▪Overseeing the Company’s ESG initiatives, strategies, goals and performance;
▪Overseeing the Company’s key programs, policies and strategies related to its management of human capital resources, including recruitment, development and retention of personnel, talent management, and diversity, equity and inclusion;
▪Reviewing the Company’s ethical standards and legal compliance programs and procedures;
▪Overseeing the Company’s management of enterprise risk, including information technology, cybersecurity, privacy and disruptive technology; and
▪Monitoring relations with shareholders, customers, employees, the communities in which the Company operates and other stakeholders.
Board Leadership Structure
The Board of Directors believes that establishing the right leadership structure is one of its primary responsibilities and key to ensuring appropriate oversight of management and creating a strategic-asset Board. The right leadership structure will vary depending upon the needs of the Company and the Board’s assessment of the CEO. In evaluating its leadership structure, the Board considers a number of factors, including the CEO’s experience and leadership, the Board and Committee processes and procedures, investor feedback and best practices. The Board is committed to regularly evaluating its leadership structure. Accordingly, the Board has no fixed policy with respect to combining or separating the roles of Chair of the Board and CEO.
Based upon Mr. Petratis’s extensive understanding and grasp of our business and operations, competitive pressures, his focus on our strategic goals, his demonstrated leadership and management skills, and the current Board dynamics, the Board of Directors believes it is appropriate to combine the positions of Chairman of the Board and CEO of the Company at this time. It is the Board’s view that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position. The Board reserves the right to separate the roles of Chair and CEO as the Board deems appropriate and in the best interests of the Company.
The Board recognizes the need to appoint a strong, independent Lead Director when the positions of Chair and CEO are combined. The Board believes establishing a Lead Director with clearly defined roles and responsibilities adequately addresses the need for independent leadership and an organizational structure for the independent directors. The Chairman and CEO is responsible for working with the Lead Director so that together they achieve the Board governance objectives outlined by the Board.
Mr. Hachigian has served as the Lead Director since April 2022. He previously served in this role from 2013 through April 2021.
The Board of Directors appoints a Lead Director for a three-year term (or until his/her earlier death, resignation, retirement, removal from such position or until his/her successor is appointed by the Board) from among the Board’s independent directors. The Lead Director coordinates the activities of all of the Board’s independent directors. The Lead Director is the principal confidant to the CEO and ensures that the Board has an open, trustful relationship with the Company’s senior management team while also ensuring that the Board has independent leadership separate from the Company’s management. The Lead Director is not superior to other directors or Committee Chairs, but rather, is a focal point and facilitator - and the CEO is encouraged to develop rapport and good communication with all the directors. In addition to the duties of all directors, as set forth in the Company’s Corporate Governance Guidelines, the specific responsibilities of the Lead Director are as follows:

Responsibilities of the Lead Director
▪Call and chair the meetings of the independent directors when the Chairman is not present;
▪Ensure the full participation and engagement of all Board members in deliberations;
▪Lead the Board in all deliberations involving the CEO’s employment, including hiring, contract negotiations, performance evaluations and dismissal;
▪Counsel the Chairman on issues of interest/concern to directors and encourage all directors to engage the Chairman with their interests and concerns;
▪Work with the Chairman to develop an appropriate schedule of Board meetings and approve such schedule, to ensure that the directors have sufficient time for discussion of all agenda items;
▪Work with the Chairman to develop the Board and Committee agendas and approve the final agendas;
▪Keep abreast of key Company activities and advise the Chairman as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director will approve information provided to the Board and may specifically request the inclusion of certain material;
▪Engage consultants who report directly to the Board and assist in recommending consultants that work directly for Board Committees;
▪Work in conjunction with the Corporate Governance Committee in compliance with Corporate Governance Committee processes to interview all Board candidates and make recommendations to the Board;
▪Assist the Board and Company officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, and work in conjunction with the Corporate Governance Committee to recommend revisions to the Corporate Governance Guidelines;
▪Call, coordinate and develop the agenda for and chair executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the CEO;
▪Work in conjunction with the Corporate Governance Committee to identify for appointment the members of the various Board Committees, as well as selection of the Committee Chairs;
▪Be available for consultation and direct communication with major shareholders in coordination with the CEO;
▪Make a commitment to serve in the role of Lead Director for a minimum of three years; and
▪Help set the tone for the highest standards of ethics and integrity.

Further, the CEO and Chairman is responsible for working with the Lead Director so that together they can achieve the Board governance objectives outlined by the Board. This includes:
▪Meeting with the Lead Director following each Board meeting to discuss any open matters from the meeting and to receive feedback from the Lead Director regarding issues arising at the executive session(s) of the independent directors;
▪Having regular, open and candid conversations with the Lead Director to discuss important issues and seek guidance where appropriate;
▪Using the Lead Director as a sounding board and mentor;
▪Keeping the Lead Director, and as appropriate the full Board, informed about key developments and concerns; and
▪Consulting with the Lead Director on the preparation of Board meeting agendas and content, meeting schedules and the background material provided to the Board.
Board Risk Oversight
The Board of Directors has oversight responsibility of the processes established to identify, mitigate, report and monitor material risks applicable to us. The Board reviews our general risk management strategy and significant risks we face and ensures that appropriate risk mitigation strategies are implemented by management. Specifically, the Board considers strategic risks and succession planning and receives reports from each committee as to risks delegated within their areas of responsibility. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions as follows:
▪The Audit and Finance Committee oversees risks associated with our systems of disclosure controls and internal controls over financial reporting, our compliance with legal and regulatory requirements and risks associated with foreign exchange, insurance, credit and debt. The Audit and Finance Committee also reviews reports from management on results of internal control reviews of information technology, cybersecurity and privacy controls and procedures.
▪The Compensation and Human Capital Committee considers risks related to the attraction and retention of talent, including diversity, equity and inclusion, succession and development plans, and risks related to compensation policies, incentive plans and programs.
▪The Corporate Governance and Nominating Committee oversees risks associated with our governance policies and practices as well as ESG matters.
With regard to the ongoing global COVID-19 pandemic, from the onset, the Board received regular updates from the CEO and management regarding the impacts of the pandemic on our business and operations, as well as employee health and safety, and actions taken by the Company to address and minimize such impacts. For details on actions we took and continue to take amidst the COVID-19 pandemic, see “Ongoing COVID-19 Pandemic Response Highlights” on page x of this Proxy Statement.
The Chief Financial Officer (“CFO”) is our Chief Risk Officer and, in that role, the Chief Risk Officer, in consultation with our Chief Compliance Officer, as appropriate, periodically reports on enterprise risk management, risk management policies and practices to the relevant Board Committee and/or to the full Board so that any decisions can be made as to any required changes in our risk management and mitigation strategies or in the Board’s oversight of these.
Cybersecurity is a critical part of our risk management which the Board oversees. To more effectively address cybersecurity threats, we leverage a multi-layer approach, with our Chief Information Security Officer (“CISO”) leading a team that is responsible for forming our enterprise-wide information security strategy, training, policy, standards, architecture and processes to protect the Company against cybersecurity risks. Our cybersecurity programs align to ISO 27001 as a principle and when third party audit firms conduct audits on portions of our cybersecurity program or processes, they apply ISO 27001. At this time, Interflex, one of our leading brands, has ISO 27001 certification. Further, we have a comprehensive employee security awareness program in place and a security training program for technical personnel. Various trainings through these programs are provided regularly throughout the year. The CISO provides periodic briefings to the Board during the year regarding threat intelligence, cyber risk areas, cybersecurity technologies and best practices, and major cybersecurity incidents (if any).
The Board also oversees privacy matters including the global privacy program. Allegion’s Chief Privacy Officer (“CPO”) is responsible for and leads the Global Privacy Program, and provides at least an annual update to the Board. The Global Privacy Program is a comprehensive program that addresses privacy regulations and laws applicable to our businesses globally including the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”). We have various privacy policies, statements, and notices, as well as accompanying procedures that govern how we collect, store, protect, and use customer, employee, and business partner data. We also train our employees on our privacy policies, statements, notices, and procedures.
As part of its oversight of our executive compensation program, the Compensation and Human Capital Committee considers the impact of the executive compensation program and the incentives created by the compensation awards on our risk profile. In addition, the Compensation and Human Capital Committee reviews potential risks associated with the Company’s compensation policies, incentive plans and programs, and whether such policies, plans and programs incentivize unnecessary and excessive risk taking. The Compensation and Human Capital Committee also engages our independent compensation consultant, Willis Towers Watson (“WTW”), to complete an assessment of risks. In 2021, the Compensation and Human Capital Committee and WTW concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Finally, the Compensation and Human Capital Committee assists the Board in its oversight of the Company’s key programs, policies and strategies related to its management of human capital resources, including recruitment, development and retention of personnel, talent management, and diversity, equity and inclusion. In addition, the Compensation and Human Capital Committee also oversees the succession and development plans for executive officers, and reviews potential risks as part of such oversight.
Succession Planning
We believe that providing for continuity of leadership at both the Board and at the senior management level is critical to our success and we place a high priority on robust talent development. The Board regularly reviews long-term succession plans for the CEO and senior management. With the assistance of the CEO and our Human Resources executive, the Board, at least annually, formally reviews the performance of the members of senior management and succession plans for those members, including reviewing the qualifications, experience, development plans and progress of internal CEO and senior management candidates. Further, we provide multiple opportunities for the directors to engage with key talent and employees at various levels, such as exposure through presentations to the Board and dinner events in small group settings. During 2021, as the pandemic continued, we scheduled individual, virtual coffee-break sessions with directors and key talent to continue efforts to provide for exposure and interaction between our directors and employees. In addition, an emergency CEO succession plan is reviewed and implemented by the Board each year to address unanticipated events and emergency situations.
The Corporate Governance Committee, led by the Lead Director, regularly evaluates the composition of the Board and succession plans. The Corporate Governance Committee considers the needs of the Board and the Company in light of the overall composition of the Board with a view of achieving a balance of diverse skills, experience and attributes that would enhance the quality of the Board’s deliberations and decisions, and contribute to the Board’s overall effectiveness and oversight of management, recognizing that our businesses and operations are diverse and global in nature. In addition, an evaluation of the Board, its effectiveness and its needs is part of the Board’s annual self-evaluation process.
Director Compensation and Stock Ownership
It is the policy of the Board of Directors that directors’ fees and annual restricted stock unit (“RSU”) awards be the sole compensation received by any non-employee director. The director stock ownership policy requires our non-employee directors to own ordinary shares equal to three times their annual cash retainer. Non-employee directors must hold any shares acquired until the stock ownership requirement is met and must thereafter maintain the ownership requirement until retirement. The value is determined at the time the awards are vested, or, if any shares are purchased individually, at the time the shares are acquired, and does not get recalculated if shares change in value.
Board Size and Composition
The Board of Directors has the authority to set the size of the Board which is currently set at nine directors and will be reduced to eight directors effective as of the date of the 2022 AGM, in light of Mr. Szews’ retirement at the end of his term. The Board consists of a substantial majority of independent directors, with eight independent, non-employee directors and one executive director. The Board may increase or decrease the size of the Board as it deems appropriate to function effectively as a body, subject to the Company’s Articles of Association. In addition, our Corporate Governance Guidelines require that all members of the committees of the Board must be independent directors. The Board has the following three standing committees: Audit and Finance Committee; Compensation and Human Capital Committee; and Corporate Governance and Nominating Committee. The Board has determined that each member of these committees is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines.
In 2021, each independent, non-employee director nominee served on the Board committees as noted under “Committees of the Board” on page 20 of this Proxy Statement. Ms. Peters was appointed to the Board and all three committees in July 2021, and further, as Chair of the Audit and Finance Committee, effective March 1, 2022. Chairs of the committees are expected to rotate periodically.
Service on Other Public Boards
The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that public board service requires significant time commitment and attention. Therefore, under our Corporate Governance Guidelines: (i) non-executive directors may not serve on the board of more than four other public companies without the prior approval of the Board; (ii) non-executive directors who serve as an executive officer of a public company may not serve on the board of more than one other publicly held company without the prior approval of the Board; and (iii) no member of the Audit and Finance Committee may serve on more than two other public company audit committees.
Independent, non-employee directors who are being considered to serve on other public company boards are reviewed by the Corporate Governance Committee to determine whether the new board service is compatible with continued service on the Company’s Board. During such review, in addition to the above requirements, the Corporate Governance Committee will take into account any recent trends and expectations of institutional investors and other shareholders, as appropriate, when making its recommendation to the Board.
Further, pursuant to our Corporate Governance Guidelines, the CEO may not serve on the board of more than two other public companies. The CEO and other members of senior management must seek Corporate Governance Committee approval before accepting board memberships with for-profit entities.
Each of our directors demonstrates their strong engagement, has adequate time to devote to Board matters, and has high attendance. During 2021, all directors attended 100% of Board meetings and 100% of all Committee meetings on which he or she served during 2021. No director attended less than 75% of all meetings.
Board Evaluation
The Corporate Governance Committee assists the Board in evaluating its performance and the performance of the Board Committees. Each Committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.
The Corporate Governance Committee annually reviews the evaluation process, including the evaluation format and appropriate topics. The Lead Director leads the evaluation process in each year other than the year immediately preceding appointment of the Lead Director. In that year, the Chair leads the evaluation process. One-on-one interviews with individual directors are conducted to ensure thoughtful, candid feedback. In 2021, Mr. Szews, as Lead Director at the time, led the interview and evaluation process.
Board Advisors
The Board of Directors and its Committees may, under their respective charters, retain their own advisors to assist in carrying out their responsibilities.

Executive Sessions
Our independent, non-employee directors meet privately in regularly scheduled executive sessions, without management present, to consider such matters as the independent, non-employee directors deem appropriate. These executive sessions are required to be held no less than four times each year, but are regularly held at each Board meeting.
Board Refreshment and Diversity
We believe that Board membership should reflect diversity in its broadest sense. We also seek to combine the skills and experience of our long-standing Board members with fresh perspectives, insights, skills and experiences of new members.
In selecting and assessing potential Board candidates, the Board, with the support of the Corporate Governance Committee, takes into consideration a broad range of factors such as skills, expertise, breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements and experience in matters affecting business and industry, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
In the last two years, two highly qualified directors were added to the Board and one director will be retiring at the 2022 AGM. Our Board currently has four directors who are women or racially/ethnically diverse. Our Board has a good balance of new and experienced directors, with the tenure of director nominees averaging 5.3 years.
Director Nomination Process
The Corporate Governance Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the diversity and composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management, a search firm or others, identifies candidates with those qualifications.
As explained above, we believe that Board membership should reflect diversity in its broadest sense. The Board is also committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. In selecting and assessing potential Board candidates, the Board and Corporate Governance Committee takes into consideration a broad range of factors and the entirety of each candidate’s credentials and believes that, at a minimum, each nominee should satisfy the following criteria: highest character and integrity, independent mindset, personal and professional ethics, business judgment, experience and understanding of strategy and policy setting, financial literacy, ability and willingness to devote sufficient time to Board matters, and no conflict of interest that would interfere with performance as a director. Each director nominee except for Ms. Peters (who was appointed in July 2021) was elected by the Company’s shareholders at the 2021 AGM.
Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Corporate Governance Committee, in care of the Corporate Secretary. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
Director Onboarding and Education
All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations so that they can enhance their contributions and strategic value to the Board. We have an onboarding program for new directors and periodically review and update the orientation materials and program to ensure that new directors gain a good understanding of the Company, our business and operations, and our values in an effective, meaningful manner. Further, we provide continuing education opportunities for all directors, including membership with the National Association of Corporate Directors (“NACD”). In addition, the independent, non-employee directors are given full access to management and other employees as a means of providing additional information.

Director Retirement and Term Limits
In accordance with the Company’s Corporate Governance Guidelines, each non-employee director must retire at the AGM immediately following the completion of 10 years of service as a director of the Board. No waivers of this 10-year term limit have been granted.
Application of Non-U.S. Corporate Governance Codes
Our Corporate Governance Guidelines and general approach to corporate governance, as reflected in our Memorandum and Articles of Association and our internal policies and procedures, are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not listed on the Irish Stock Exchange and therefore are not subject to the listing rules of the Irish Stock Exchange or any of its governance standards or guidelines.

DIRECTOR INDEPENDENCE
The Board has determined that all of our current directors, except Mr. Petratis, who is our Chairman, President and CEO, are independent under NYSE’s listing standards and the standards set forth in in our Corporate Governance Guidelines (see Exhibit I - Guidelines for Determining Independence of Directors to our Corporate Governance Guidelines). To assist the Board in making these determinations, each director is required to complete a questionnaire on an annual basis. In determining the independence of directors, the Board also evaluated transactions between the Company and entities with which directors were affiliated, all of which, if any, occurred in the ordinary course of business, were below certain value thresholds, and were provided on the same terms and conditions available to other customers. Further, none of the independent, non-employee directors has a direct or indirect material relationship with the Company.
A copy of our Corporate Governance Guidelines, including Exhibit I noted above, is available on our website, www.allegion.com, under the heading “About Allegion - Corporate Governance.”

COMMUNICATION WITH DIRECTORS
Shareholders and other interested parties wishing to communicate with: the Board of Directors; the independent, non-employee directors; or any individual director (including our Lead Director and Compensation and Human Capital Committee Chair) may do so either by sending a communication to the Board and/or a particular Board member, in care of the Corporate Secretary, or by e-mail at allegionboard@allegion.com. Depending upon the nature of the communication and to whom it is directed, the Corporate Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

CODE OF CONDUCT
We have adopted a worldwide Code of Conduct, which applies to all our officers, employees and directors. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, avoiding conflicts of interest, maintaining confidentiality of information, working with suppliers, preventing bribery and corruption, avoiding insider trading, and compliance with laws and regulations.
A copy of our Code of Conduct is available on our website located at www.allegion.com under the heading “About Allegion - Corporate Governance.” Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.

REVIEW OF RELATED PERSON TRANSACTIONS
A “Related Person Transaction” is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), in which the Company, or any of its subsidiaries or affiliates was, is, or will be a participant, the amount involved exceeds $120,000 and in which any Related Person had, has, or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.
A “Related Person” means:
1.any person who is, or was at any time since the beginning of the Company’s last fiscal year, an executive officer, director, or director nominee of the Company;
2.any person who, at the time of the occurrence or existence of the transaction at issue, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% Shareholder”); or
3.any person who is, or was, at any time since the beginning of the Company’s last fiscal year, an Immediate Family Member of any individual covered by 1. or 2. above
An “Immediate Family Member” of any person means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person (other than a tenant or an employee) sharing the household of such person.
Pursuant to the Company’s written Related Person Transaction policy, all Related Person Transactions are prohibited unless approved or ratified by the disinterested members of the Corporate Governance Committee in accordance with the policy.
Upon disclosure of a Related Person Transaction to management at any time by a director (including director nominee) or executive officer, management shall prepare a summary of such Related Person Transaction for approval or ratification at the next scheduled meeting of the Corporate Governance Committee. In connection with the review and approval or ratification of a Related Person Transaction, management must disclose to the Corporate Governance Committee:
▪the material terms of the Related Person Transaction, including the approximate dollar value of the amount involved in the transaction, the Related Person’s relationship to the Company and interest in the transaction;
▪the identity of the other parties to the transaction;
▪the material facts of the transaction;
▪the benefits to the Company and to the Related Person;
▪whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-Related Persons, if any;
▪the impact on a director’s independence (for both service on the Board or any of its committees) in the event the Related Person is a director or director nominee and, if applicable, the availability of other sources of comparable products or services;
▪whether the Related Person Transaction will be required to be disclosed in the Company’s applicable filings under the Securities Act or Exchange Act, and related rules; and
▪any other matters that management or the Corporate Governance Committee, as applicable, deem appropriate.
In approving or ratifying a transaction, the Corporate Governance Committee shall consider all of the relevant facts and circumstances and shall approve only those transactions that are in, or not inconsistent with, the best interests of the Company.
In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, requires that all employees, officers and directors must disclose all potential conflicts of interest and promptly take actions to eliminate a conflict when the Company so requests. Any waiver of the Code of Conduct for any executive officer or director requires the approval of the Company’s Board of Directors. Any such waiver will, to the extent required by law or NYSE, be disclosed on the Company’s website at www.allegion.com or on a current report on Form 8-K. No such waivers were requested or granted in 2021.
During 2021, there were no Related Person Transactions involving the directors or our executive officers. We have not made payments to our independent, non-employee directors other than the fees to which they are entitled as directors (described under the heading “Compensation of Directors” on page 31 of this Proxy Statement) and the reimbursement of expenses related to their services as directors. As an employee director, Mr. Petratis does not receive any compensation for his services as director and Chairman of the Board. Further, we have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.
A copy of our Related Person Transaction Policy is available on our website located at www.allegion.com under the heading “About Allegion - Corporate Governance.”

ANTI-HEDGING/ANTI-PLEDGING POLICY AND OTHER RESTRICTIONS
We prohibit our directors and executive officers from: (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of our securities; and (ii) engaging in any form of short-term speculative trading in our securities. Directors and executive officers are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless pre-approved by the Corporate Governance Committee. There are no directors or executive officers who hold any Company securities that are pledged. Pursuant to the Company’s Insider Trading Policy, the Company also prohibits all employees who are covered under this policy from engaging in such activities.

COMMITTEES OF THE BOARD
The Board of Directors oversees the management of the Company’s business and affairs. The Board has appointed three committees to help carry out its duties: the Audit and Finance Committee; the Compensation and Human Capital Committee; and the Corporate Governance and Nominating Committee. The Board has adopted a charter for each of these committees, copies of which are available on our website, www.allegion.com, under the heading “About Allegion - Corporate Governance.”
All three Committees and Committee Chairs are independent. The following table sets forth the current membership for each Board Committee:

	Audit and Finance	Compensation and Human Capital	Corporate Governance and Nominating
Kirk S. Hachigian	✓	✓	Chair
Steven C. Mizell	✓	Chair	✓
Nicole Parent Haughey		✓	✓
Lauren B. Peters	Chair	✓	✓
Dean I. Schaffer	✓	✓	✓
Charles L. Szews*		✓	✓
Dev Vardhan	✓	✓	✓
Martin E. Welch III	✓	✓	✓
* Mr. Szews will serve on these committees until his retirement at the 2022 AGM.

Audit and Finance Committee
The Audit and Finance Committee has oversight over the following:
▪Integrity of the Company’s financial statements, including its accounting policies and financial reporting and disclosure practices;
▪Adequacy of the system of internal controls within the Company to support the financial and business environment;
▪Management of the Company’s financial resources and major financial strategies and transactions;
▪Company’s processes to assure its compliance with all applicable laws, regulations and corporate policy;
▪Qualification and independence of the Company’s independent auditors; and
▪Performance of the Company’s internal audit function and independent auditors.
Key Responsibilities
Financial Reporting
▪Review and discuss with management the annual audited and quarterly financial statements, as well as disclosures under our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors.
▪Discuss with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC.
▪Review and discuss with management and the independent auditors the earnings release, financial information and earnings guidance provided to analysts and rating agencies.
Financing
▪Consider and approve the Company’s annual financing plan, including its projected capital structure and funding requirements.
▪Consider and recommend to the Board the dividends to be paid on our ordinary shares.
▪Consider and recommend to the Board share repurchases.
▪Consider and recommend to the Board issuances of equity and/or debt securities, or authorizations for other financing transactions, including bank credit facilities.
Accounting
▪Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices.
▪Review significant accounting and reporting issues, including recent professional and regulatory pronouncements.
Independent Auditors
▪Retain or replace the Company’s independent auditors and approve all engagement fees and terms.
▪Review, at least annually, the qualifications and performance of the independent auditors, including the lead audit partner, and approve their fees.
▪Review and discuss with the independent auditors all relationships that would be thought to bear on the objectivity and independence of the independent auditors.
▪Review and approve all auditing services to be performed by the independent auditors.
▪Approve in advance non-audit services and related fees to be performed by the independent auditors.
▪Set hiring policies for employees or former employees of the independent auditing firm.
Risk Oversight
▪Discuss with management and the independent auditors the Company’s policies regarding risk assessment and risk management, and consider and approve the Company’s risk management activities.
▪Consider and approve the Company’s policy for investment of excess cash.

▪Obtain and review periodic reports of the investment performance of the Company’s pensions and savings benefit plans.
Internal Controls
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, including results of internal control reviews of information technology, cybersecurity and privacy controls and procedures.
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, and obtain from the independent auditors an attestation and report on the assessment made by management.
▪Review the Company’s disclosure controls and procedures and management’s assessment of them.
Other Duties
▪Review and assess the adequacy of the Audit and Finance Committee Charter and the Audit Services Charter annually.
▪Review with the Chief Compliance Officer: (i) ethics and compliance metrics approved by the Audit and Finance Committee; (ii) the annual report on the Company’s overall ethics and compliance program; and (iii) the Company’s periodic ethics and compliance risk assessment.
▪Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
▪Review with the General Counsel any legal matters, including litigation and regulatory matters, which could have a significant impact on the Company’s financial statements.
▪Review periodically (at least annually) with the senior tax executive all tax matters affecting the Company’s financial performance.
▪Review periodically (at least annually) the objectives, activities, organizational structure, budget, staffing and qualifications of the internal audit function.
▪Review the appointment and replacement of the senior internal audit executive and establish and maintain a direct reporting relationship with such executive.
▪Establish and maintain a direct reporting relationship with the Chief Compliance Officer.
▪Prepare and issue the report of the Audit and Finance Committee required by the rules of the SEC to be included in the Company’s Proxy Statement.
▪Report to the Board regularly including with respect to all significant issues discussed and make recommendations to be acted upon by the Board.
▪Conduct an annual evaluation of the performance of the Audit and Finance Committee.
▪Perform any other activities consistent with the Audit and Finance Committee Charter, the Company’s Articles of Association and governing law, as the Audit and Finance Committee or the Board deems necessary or appropriate.
Independence
The Board has determined that each member of the Audit and Finance Committee is “independent” for purposes of the applicable rules and regulations of the SEC, as defined in the NYSE listing standards and our Corporate Governance Guidelines. The Board has also determined that Ms. Peters and Mr. Welch meet the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations and that the other members of the Audit and Finance Committee are either financially literate or have accounting/financial management expertise in accordance with NYSE listing standards.
Audit Committee Financial Expert
The Board has determined that Ms. Peters and Mr. Welch meet the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Compensation and Human Capital Committee
In 2021, the Board updated the name of the Compensation Committee to “Compensation and Human Capital Committee” to better reflect the increasing importance of human capital management and clarify the Board’s oversight of such matters.
Key Responsibilities
▪Establish the Company’s executive compensation philosophy, strategies, policies and programs to enable the Company to attract, retain, deploy and motivate executives necessary to meet current and future needs of the enterprise, and to ensure the Company’s compensation policies and programs are aligned with shareholder interests (including total shareholder return) and company performance as compared to relevant peer group companies.
▪Review and approve the compensation, including salary, annual incentives, long-term incentives, equity-based awards and all other executive benefits for the CEO.
▪Has sole authority to determine the CEO’s corporate goals and objectives relevant to his or her compensation and evaluate his or her performance against those goals and objectives.
▪Review and approve compensation, including salaries, annual incentives, long-term incentives, equity-based awards and all other executive benefits for all elected officers other than the CEO.
▪Review and approve executive compensation and benefit programs including the Company’s executive incentive compensation plans, equity-based plans and executive pension and welfare plans.
▪Review broad-based employee benefit programs and recommend to the Board proposals for adoption, significant amendment or termination of such plans.
▪Review the potential risks associated with the Company’s compensation policies, incentive plans and programs, and whether such policies, plans and programs incentivize unnecessary and excessive risk taking. Review any material, non-recurring discretionary bonus pool programs for broad employee groups.
▪Exercise all powers and discretion vested in the Board under the Company's equity compensation plans, including the authority to grant awards.
▪Assist the Board in its oversight of the Company’s key programs, policies and strategies related to its management of human capital resources, including recruitment, development and retention of personnel, talent management, and diversity, equity and inclusion.
▪Oversee the succession and development plans (including succession plans for emergencies) for executive officers. For clarity, succession and development planning (including for emergencies) for the CEO will be overseen by the Board unless all independent directors are also members of the Compensation and Human Capital Committee.
▪Approve the content of CIC plans or arrangements for employees.
▪Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board, as appropriate.
▪Issue a report to the shareholders as required by the rules of the SEC for inclusion in the Company’s proxy statement.
▪Conduct an annual evaluation of the Compensation and Human Capital Committee’s performance.
▪Review and assess the adequacy of the committee’s charter, at least annually, and recommend proposed changes to the Board.
▪Perform any other activities consistent with the Compensation and Human Capital Committee Charter, the Company’s Articles of Association and governing law, as the Compensation and Human Capital Committee or the Board deems necessary or appropriate.
Independence
The Board has determined that each member of the Compensation and Human Capital Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines. In addition, the Board has determined that each member of the Compensation and Human Capital Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

For a discussion concerning the processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” on page 33 of this Proxy Statement.

Corporate Governance and Nominating Committee
Key Responsibilities
▪Consider and review, at least annually, the Company’s corporate governance guidelines and make recommendations to the Board for changes which the Corporate Governance Committee deems appropriate.
▪Consider and recommend the size, functions and needs of the Board in order to ensure that the Board has the requisite leadership, skills and expertise and that its membership consists of individuals with sufficiently diverse and independent backgrounds.
▪Review and recommend candidates to fill new positions or vacancies on the Board consistent with the criteria set forth in the Company’s corporate governance guidelines and such other criteria which the Corporate Governance Committee deems appropriate. The Corporate Governance Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Corporate Governance Committee shall have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including the sole authority to approve the fees payable to such search firm and any other terms of retention.
▪Review Board candidates and other proposals recommended by shareholders.
▪Propose director nominees for election or re-election for recommendation by the Board to the shareholders.
▪Consider questions of independence and possible conflicts of interest of members of the Board, as well as executive officers.
▪Review and recommend Chairs and members of the Board committees, giving consideration to the requirements of the Committee Charters, the Company’s Corporate Governance Guidelines and such other factors which the Corporate Governance Committee deems appropriate.
▪Review and make recommendations on the conduct of Board, Committee and shareholder meetings.
▪Review and recommend non-employee director compensation.
▪Recommend director retirement policies.
▪Nominate individuals for election by the Board as corporate officers.
▪Review and approve outside board memberships of the CEO and other members of senior management with for-profit entities.
▪Assist the Board in its oversight of our ESG initiatives, strategies, goals and performance. .
▪Oversee the evaluation of the performance of the Board, Board committees and management.
▪Conduct an annual evaluation of the performance of the Corporate Governance Committee.
▪Review and assess the adequacy of the committee’s charter, at least annually, and recommend proposed changes to the Board
▪Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.
▪Perform any other activities consistent with this Charter, the Company’s Articles of Association and governing law, as the Corporate Governance Committee or the Board deems necessary or appropriate.
Independence
The Board has determined that each member of the Corporate Governance Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines.

Board, Committee and Annual Meeting Attendance
The Board of Directors and its Committees held the following number of meetings during the fiscal year ended December 31, 2021:

Board	5
Audit and Finance Committee	11
Compensation and Human Capital Committee	5
Corporate Governance and Nominating Committee	4
Each of the incumbent directors attended 100% of the Board meetings and 100% of the Committee meetings on which he or she served during 2021. No director attended less than 75% of all meetings. Note: Ms. Peters was appointed to the Board on July 13, 2021 and hence, Board and Committee meetings held prior to her appointment date are not included for purposes of her attendance calculations.
Pursuant to our Corporate Governance Guidelines, non-employee directors meet in executive session as necessary, but at least four times a year, to consider such matters as they deem appropriate without management being present. In 2021, the independent, non-employee directors met regularly in executive session of the Board, holding such a session at each of the five Board meetings.
We expect all directors to attend the AGM, but from time to time, other commitments may prevent all directors from attending the meeting. All of the directors (except for Ms. Peters who joined the Board in July 2021) attended the 2021 AGM.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) HIGHLIGHTS
The ESG Council which is comprised of leaders and subject matter experts across multiple functions provides regular updates to the Board’s Corporate Governance Committee which assists the Board in its oversight of ESG initiatives, strategies, goals and performance. The purpose of the ESG Council is to support the Company’s ongoing commitment to ESG matters, including health and safety, corporate responsibility, and sustainability by:
▪Developing our strategy related to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect the Company’s business activities, performance and reputation;
▪Improving the Company’s understanding of ESG matters;
▪Overseeing integration of strategically significant ESG policies into the business operations and strategy; and
▪Assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.
Our ESG initiatives align with prominent standards and frameworks to meet the needs of our business and stakeholders. In 2021, we established our materiality matrix of ESG priorities based on a survey conducted with key internal and external stakeholders, including our investors, suppliers, customers and community partners. This matrix and our ESG initiatives generally align with the SASB framework for the Electrical & Electronic Equipment industry classification, which in turn, has been referenced by the TCFD as an appropriate framework by which to fulfill TCFD recommendations. As part of our continuous improvement process, we will continue to evaluate framework recommendations as they apply to our business.
Our cross-functional ESG Council meets regularly throughout the year to review and evaluate the effectiveness and scope of our ESG initiatives and goals, including assessing progress against our goals. The ESG Council also engages with third party ESG consultants for additional input and expertise.
Additional information about our ESG materiality matrix, efforts, policies, goals and key achievements are available on our website at www.allegion.com under the heading, “ESG.” The ESG section of our website, which was newly added in 2021, will be updated periodically to reflect our latest ESG initiatives and progress.

ENVIRONMENTAL, HEALTH, SAFETY AND SUSTAINABILITY
We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable EHS laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our Company values which include: “Be safe, be healthy,” “Do the right thing,” and “Be empowered and accountable.” We regularly monitor our facilities and processes to comply with environmental standards and regulations. We seek to operate our business with principles that support our proactive commitment, including:
▪Integrate sound EHS and sustainability strategies in our business functions, including objectives and measurements;
▪Evaluate our compliance status periodically and annual review of objectives and targets;
▪Train and educate our employees to help them understand their roles in supporting the EHS and sustainability issues associated with their jobs and work areas;
▪Make continuous improvements in EHS and sustainability management systems and performance, including reduction in the usage of natural resources, waste minimization, prevention of pollution and prevention of workplace accidents, injuries and risks;
▪Design, operate and maintain our facilities in a manner that minimizes negative EHS and sustainability impacts;
▪Use materials responsibly, including, where feasible, recycling and reusing materials; and
▪Act in a way that shows sensitivity to community concerns about EHS and sustainability issues.
We take the management of climate-related risks and sustainability seriously and have set goals to strive for reductions in greenhouse gas (“GHG”) emissions intensity, water usage, and total waste to landfill, both year-over-year and as compared to our baseline year (2020). We also aim to achieve carbon neutral emissions globally by 2050, and we support the United Nations Sustainable Development Goal to take urgent action on climate change.
We have a dedicated environmental program that is designed to reduce the utilization and generation of hazardous materials during the manufacturing process as well as to remediate identified environmental concerns. With regard to remediation, we are currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former production facilities. We also regularly evaluate our remediation programs and consider alternative remediation methods that are in addition to, or in replacement of, those we currently utilize based upon enhanced technology and regulatory changes.
Further, our EHS efforts and performance are recognized publicly. In 2021, we received the renowned Robert W. Campbell Award from the National Safety Council which recognizes commendable leadership and excellence in integrating EHS management into the company’s business operating systems.
Our EHS and Sustainability Policy Statement and details of our EHS and sustainability efforts, goals and key achievements, including year-over-year results regarding GHG emissions intensity, water usage, waste-to-landfill, and total recordable incident rate are available on our website at www.allegion.com/ESG, with additional details listed under the “Environmental” page.
Conflict Minerals
As a leading global provider of security products and solutions that keep people safe, secure and productive, we offer an extensive and versatile portfolio of mechanical and electronic security products. While we are many layers removed from the mining of conflict minerals and do not directly purchase raw ore or unrefined conflict materials, we seek to responsibly source materials. We also expect our suppliers to source conflict minerals responsibly and to provide sufficient data, including supporting due diligence records.
Our Conflict Minerals policy and approach are posted on our website at www.allegion.com/ESG under the “Environmental” page and our Conflict Minerals Report is filed annually with the SEC as part of Form SD.

SOCIAL
Throughout the ongoing global COVID-19 pandemic, we stayed committed to doing what’s right for our employees, customers and the communities where we operate, as well as our business health and essential critical infrastructure. We remain focused on the health and safety of our employees and business health, both in the short and longer term. For more details on our continued approach as the COVID-19 pandemic continues, see “Ongoing COVID-19 Pandemic Response Highlights” on page x of this Proxy Statement.
We are committed to being a good corporate citizen globally as well as creating a positive employee environment. Our Code of Conduct details our core values, reinforces our commitment to lawful and ethical conduct and applies to all our employees, officers and directors. Our Code of Conduct also guides our business relationships with our customers, suppliers and each other.
We are also honored to support our global communities, not just with our vision to provide seamless access and a safer world but also through the passion and service of our people. Consistent with our value to “Serve Others, Not Yourself,” we encourage and empower our employees to identify local needs and make a difference where they live and work.
Each year, our employees around the world are proud to directly support organizations and initiatives through donations, engagement and thousands of hours, collectively, of volunteerism in the communities where we live and thrive. Our community impact projects span safe and secure housing, hunger relief, domestic violence shelters, support for educators, schools and children facing health and social challenges, STEM and mentoring programs and many more needs identified by our local operations. In addition, many employees serve in volunteer board and committee leadership positions, strengthening their local non-profits. For more information on how we impact our communities, see “Civic Involvement” section on page 29 of this Proxy Statement.
We also encourage our employees to embrace a culture that emphasizes safe and healthy lifestyles, both at home and at work. From healthy snacks and a focus on heart health to on-site fitness and employee-led initiatives, health is a focus at Allegion.
For more information on our social efforts and community impact, including human capital management, see below and our website at www.allegion.com/ESG, with additional details listed under the “Social” and “Governance” pages.

Human Capital Management
The Company’s human capital strategy is based on our values and is foundational to achieving our business strategy. To ensure we attract and retain top talent, we strive for a diverse and inclusive culture that rewards performance, provides growth and development opportunities and supports employees and their families through competitive compensation, benefits and numerous volunteer and charitable giving opportunities.
As of December 31, 2021, we had approximately 11,000 employees around the world, the vast majority working full time. Our employee base is supplemented by contingent labor where demand fluctuates or we experience short-term needs for specialized skills.
To help promote transparency, our EEO-1 report containing 2020 demographic data is posted on our website at www.allegion.com/ESG, with more details included under the “Social” page. We will post our EEO-1 report containing 2021 demographic data following our submission of the report to the U.S. Equal Employment Opportunity Commission when it is due in 2022.
Compensation and Benefits
Compensation and benefit programs are tailored to be competitive in the geographies where we work, including the total package (which varies by country/region) that includes hourly and salaried compensation, performance incentive and equity plans, retirement, insurance and government social welfare programs, disability and family leave, education benefits to pursue degrees and certifications and additional offerings to support financial stability and personal planning. Health and wellness programs are provided globally and contribute to a productive, sustainable workforce by empowering our employees to take personal responsibility for their health, safety and well-being. In addition, we maintain tobacco-free facilities and pursue strategies to incentivize healthy behaviors and outcome-driven rewards. Pay for performance strategies consider not only accomplishments, but how individuals achieve results. The Allegion Leadership Behaviors – be a pioneer, break boundaries, coach, champion change, be courageous and inspire – are used to identify key talent and to train and develop aspiring leaders. They also work in concert with our performance management system to reinforce our values and code of conduct in assessing how people lead and deliver top performance.
Talent Attraction
Our employer brand strength creates a differentiated employee experience that attracts and retains the right talent for Allegion, both now and in the future. Talent attraction efforts are focused on our unique employee value proposition and highlight a culture that reflects our core values and business objectives. These efforts begin well before people walk in our doors and begin to work for us. Around the world, our sites partner with schools and support teachers, providing mentoring, grants, scholarships, internships, co-op programs, classroom technology and on-site activities and full-time rotational programs after graduation. Our sites sponsor science, technology, engineering and math ("STEM") programs and robotics and engineering competitions. In the U.S., we also host an annual Manufacturing Day event at several of our production and assembly facilities. These programs expose students to careers in manufacturing and technology and provide educators with programming to encourage academic excellence and social development while building a pipeline of talent for Allegion.
Talent attraction efforts go beyond emerging talent strategies to span core capabilities that enable the business to run, grow and transform. Key capabilities have been identified for our long-term corporate business strategy: talent, customer focus, innovation, partnering, pace and agility and collaboration. We use a variety of recruitment tactics to ensure a strong base of labor for manufacturing operations and to build the base of talent with these capabilities. Throughout the process, there is a focus on driving a technology-enabled seamless experience for internal and external candidates and hiring managers throughout the recruitment cycle. These talent attraction efforts are complemented with a total reward framework, internal learning and development paths and career growth opportunities to secure Allegion as an employer of choice, where people want to come work, stay and thrive.
Talent Development and Succession Planning
Talent development and succession planning at all levels of the organization are instrumental in ensuring we have the key capabilities to deliver the value proposition expected by our customers and employees. Inclusive succession planning is supported through the Allegion Leadership Behaviors, individual career mapping, assessment of performance and talent pipeline planning up to and including the CEO. On a quarterly basis, the executive team reviews talent development, focusing on developing a diverse succession bench, as part of their quarterly business review and a key component of the Allegion Operating System, our system of annual operation to support governance, reporting processes and management of the business. These cross-functional reviews highlight individuals who are ready for new opportunities, individuals who are on a special assignment or project and individuals early in their career that demonstrate emerging leadership skills.
Learning and Development
Opportunities for on-going learning and development are delivered to employees through structured coursework, on-site and expert-led training and experiential, applied development. The Allegion Academy is offered globally, supporting multiple languages and providing more than 17,000 self-guided online courses, as well as community channels on targeted skills and inclusion and diversity. We offer programs to provide successive levels of development, including re-skilling and upskilling existing employees, as well as strengths-based leadership curriculum. Enterprise excellence initiatives and sprint teams expand skills in lean manufacturing and quality principles and lead to redesigning workflow to boost productivity and reduce waste. Employee-led resource and affinity groups provide enrichment opportunities for women’s leadership, early-career professionals, creativity and innovation, health and fitness, community volunteering and philanthropy.
Engagement, Equity, Inclusion and Diversity
A commitment to engagement, inclusion and diversity is core to the Allegion Operating System. Engagement surveys provide team leaders with insights on potential areas of focus and help them prioritize and take action on their teams’ foundational, inclusion, growth and development needs. Strengths-based leadership is an element of our commitment to inclusion: the more employees understand their own strengths, the better equipped they are to add value and appreciate the contributions of diverse members of their teams.

Inclusion and diversity are topics for learning communities, employee roundtables and ongoing, regular analysis and dialogue among our people leaders, executive leadership and our Board of Directors. We believe in fundamental standards that support our employees, including a commitment to building and maintaining diverse and inclusive workplaces, safe and healthy practices and competitive wages and benefits. We embrace all differences and similarities among colleagues and within the relationships we foster with customers, suppliers and the communities where we live and work. Whatever background, experience, race, color, national origin, religion, age, gender, gender identity, disability status, sexual orientation, protected veteran status or any other characteristic protected by law, we make sure that potential and current employees have every opportunity for application and the opportunity to give their best at work because it’s the right thing to do.
The combined efforts of Allegion’s Inclusion and Diversity Steering Committee, our Executive Leadership Team ("ELT") and, as of June 2021, a new employee-led Inclusion Council, are driving expectations and accountability while creating role models and change champions. Our engagement, equity, inclusion and diversity strategy has three core pillars:
▪Learn & listen deeply: Learn to recognize biases and mitigate them. Seek to first understand the other person's perspective rather than respond or act;
▪Unite widely: Create a workplace where all employees feel welcomed, respected and valued, enabling customers to more easily connect with our brands through our people; and
▪Take action: Identify the unique things that impact our organization, our communities and our industry.
During 2021, we focused on four action priorities: establish the Inclusion Council; charter and expand employee resource groups; review business policies, processes and practices; and launch the Supplier Diversity Program. In 2021, Allegion was named the winner of the Jackson Lewis Diversity, Equity and Inclusion Champion Award, on the merits of our company’s proactive and intentional global efforts throughout 2021.
We are dedicated to fulfilling equal opportunity commitments in all decisions regarding all employment actions and at all levels of employment. In partnership with our Human Resources organization, our Equal Employment Opportunity Officer ensures that the applicable policy and procedures are appropriately established, implemented and disseminated, including those prohibiting discrimination, harassment, bullying and/or retaliation.
To learn more about Engagement, Equity, Inclusion and Diversity at Allegion, including our EEO-1 report for 2020 demographic data, please see our website at www.allegion.com/ESG, with more details listed under the “Social” page.
Civic Involvement
Civic involvement is part of the value proposition we offer employees and supports inclusion, diversity, growth and development. The Company and its employees provide multi-faceted support for our communities, guided by three philanthropic pillars: safety and security; wellness; and addressing the unique needs of the communities where we work, live and thrive. Corporate sponsorships and voluntary employee payroll deductions support a wide range of non-profits, including those that address housing and school security and safety; children and youth programs; education and scholarships for people of color and those who are economically disadvantaged and support for Historically Black Colleges and Universities; community safety nets for basic needs (e.g., food, shelter, transportation) for underserved people and to break the cycle of poverty; wellness, mental health, health research, emergency relief and blood supply initiatives; and programs to advance equality, justice and address systemic bias. In addition to corporate sponsorships, site leaders and employees are encouraged to organize local volunteer and fundraising activities, provide grants to local organizations and serve on boards and committees.
Respect for Human Rights
Our respect for human rights is expressed in standards for our employees, our business partners, our customers and our communities. We have adopted and continue to uphold our Global Human Rights Policy, with standards that align with basic working conditions and human rights concepts advanced by international organizations such as the International Labor Organization and the United Nations. This policy also represents our own minimum standards for working conditions and human rights in our business and supply chains. In addition, we conduct risk assessments and continue to have conversations with the suppliers and companies we work with about the importance of human rights.

Employee Health and Safety
Employee health and safety are top priorities, and we consistently rank as the safest among leading competitors on core measures such as the total recordable incident rate. ‘Be safe, be healthy’ is a core organizational value in our proactive safety culture and has guided our response to the COVID-19 pandemic throughout 2020 and 2021. We have adopted numerous health and safety measures in accordance with best-practice safe hygiene guidelines issued by recognized health experts like the CDC, the ECDC and the WHO, as well as any applicable government mandates. We continue to adapt to changing health conditions at a local level and support a wide range of health and safety measures, including reduced density, remote and hybrid work options for appropriate roles, cleaning and hygiene protocols, visitor management and mask-wearing. We also encourage preventative measures, including COVID-19 and influenza vaccines and booster shots.
The CEO and senior executives have responsibility for risk management, employee accountability and safety hazard recognition and take a personal responsibility toward executing on safety initiatives. We monitor leading and lagging indicators related to health and safety as part of our ongoing management of the Allegion Operating System and regularly update the Corporate Governance Committee of the Board of Directors on key accomplishments and employee health and safety topics. In recognition of our efforts over the past several years to integrate sound EHS management with our business operations, in 2021, we received the renowned Robert W. Campbell Award from the National Safety Council.

GOVERNANCE
Our corporate governance highlights are available on page 12 of this Proxy Statement under the section, “Corporate Governance.”

COMPENSATION OF DIRECTORS
Director Compensation
Our director compensation program is designed to compensate our independent, non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on our Board. The Corporate Governance Committee periodically reviews the compensation level of our independent, non-employee directors in consultation with the Committee’s independent compensation consultant and makes recommendations to the Board. Employee directors do not receive any additional compensation for serving as a director.
Our current director compensation program for independent, non-employee directors consists of the below elements and was last updated effective as of the end of the 2020 AGM.

Compensation Element	Compensation Value
Annual Cash Retainer	$150,000
Audit and Finance Committee Chair Cash Retainer	$15,000
Compensation and Human Capital Committee Chair Cash Retainer	$12,000
Corporate Governance and Nominating Committee Chair Cash Retainer (unless also the Lead Director)	$10,000
Lead Director Cash Retainer (plus $5,000 if also the Corporate Governance and Nominating Committee Chair)	$20,000
Additional Meetings or Unscheduled Planning Session Fees *	$1,500 (per meeting or session)
Annual Grant of RSUs (vests after one year as long as the Director remains on the Board)	$115,000
* The Board has five regularly scheduled meetings each year. Per the Company’s Corporate Governance Guidelines, the Audit and Finance Committee meets at least five times a year, the Compensation and Human Capital Committee meets at least four times a year, and the Corporate Governance and Nominating Committee meets at least three times a year.

Share Ownership Requirement
To align the interests of the directors with the shareholders, the Board of Directors adopted a share ownership policy applicable to our independent, non-employee directors. Our independent, non-employee directors are required to own ordinary shares with a value equal to three times the annual cash retainer, calculated at the time the RSU awards are vested or, if any shares are acquired individually, at the time the shares are acquired. The value does not get recalculated if shares change in value.
Director Product Program
In order for our independent, non-employee directors to develop a deeper understanding of our products and services, we maintain a product program that permits directors to receive, upon request, up to $2,000 of our products and services for their personal (including immediate family) use in any fiscal year. This $2,000 allowance covers the value of the applicable products (based on the costs to the Company) and any costs associated with the installation of the product. In the event the total costs of the product and related installation exceeds $2,000, the independent, non-employee director shall reimburse the Company for the excess amount.

2021 Director Compensation
The compensation paid or credited to our independent, non-employee directors for the year ended December 31, 2021, is summarized in the table below. As an employee director, Mr. Petratis received no additional compensation for his service as director. His compensation for serving as our CEO is discussed in the CD&A and Executive Compensation section of this Proxy Statement.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
K. S. Hachigian	158,310	152,530	3,878	314,718
S. C. Mizell	158,011	152,530	3,311	313,852
N. Parent Haughey	150,000	152,530	3,799	306,329
L. B. Peters (c)	70,109	—	155	70,264
D. I. Schaffer	153,989	152,530	4,288	310,807
C. L. Szews	166,690	152,530	3,311	322,531
D. Vardhan	150,000	—	1,861	151,861
M. E. Welch	165,000	152,530	3,897	321,427

(a)The amount represents the aggregate grant date fair value of the annual grant of RSUs to our independent, non-employee directors, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As of December 31, 2021, each independent, non-employee director held 835 RSUs in relation to the RSU grant awarded in 2021.
(b)Amounts in this column include: (i) dividend equivalent payments of $1,450.68 each on the vested stock (RSU) awards for Mr. Hachigian, Mr. Mizell, Ms. Parent Haughey, Mr. Schaffer, Mr. Szews and Mr. Welch; and (ii) Irish tax preparation fees of $1,705.50 each for Mr. Hachigian, Mr. Mizell, Ms. Parent Haughey, Mr. Schaffer, Mr. Szews, Mr. Vardhan and Mr. Welch. The aggregate amount of perquisites and other personal benefits received by each independent, non-employee director in 2021 was less than $10,000.
(c)Ms. Peters was appointed to the Board on July 13, 2021.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation and Human Capital Committee under those programs. This CD&A focuses on the compensation of our named executive officers (“NEOs”) for 2021, which were:

Name	Position
D. D. Petratis	Chairman, President and Chief Executive Officer
P. S. Shannon*	Senior Vice President and Chief Financial Officer
J. N. Braun	Senior Vice President and General Counsel
T. P. Eckersley	Senior Vice President - Allegion International
L. Orbegoso**	Former Senior Vice President - Allegion Americas
* Mr. Shannon retired from his position as Chief Financial Officer on March 1, 2022 and will retire from the Company by September 2, 2022. Michael J. Wagnes succeeded Mr. Shannon as Senior Vice President and CFO on March 1, 2022.
** Mr. Orbegoso left the Company on December 31, 2021.

This CD&A is divided into the following sections:
▪Executive Summary
▪Compensation Philosophy and Design Principles
▪How We Make Compensation Decisions
▪Compensation Elements
▪2021 Compensation Structure Decisions
▪2021 Incentive Program Designs and Compensation Values for 2021 Performance
▪2022 Compensation
▪Other Compensation and Tax Matters

EXECUTIVE SUMMARY
In this section, we highlight 2021 performance and decisions made by our Compensation and Human Capital Committee to support our strategic objectives and to effectively align the interests of our NEOs with shareholders and other stakeholders.
2021 Allegion Performance
During 2021, our business was affected by the COVID-19 pandemic’s effect on the global supply chain. End-market demand was strong; however, we had difficulty converting that demand into revenue due to the supply chain challenges, particularly during the second half of the year. The increase in demand occurred during a time when suppliers were experiencing labor, raw material and electronic component shortages and resulted in extended product lead times and record backlogs in 2021. We made progress with mitigating actions, including product redesigns and alternative sourcing; and expect these actions will continue to alleviate the pressures we have experienced.
Despite macroeconomic challenges, we have delivered strong results against our 2021 AIP targets and achieved absolute TSR of 54.78% for the three-year period ending December 31, 2021. Our employees are more engaged than ever, helping to deliver those results. We pursued a disciplined and focused capital allocation strategy and continue to make investments in innovation engines that progress our vision of seamless access and a safer world. Further, we also made significant strides in identifying ESG factors that were important to our business and stakeholders and aligning ESG commitments and initiatives consistent with such priorities.

We achieved the following financial performance related to our executive incentive programs:

$2,863m of Annual Adjusted Revenue	$450m Available Cash Flow
Achieved 105% of target	Achieved 108% of target

$622m Adjusted EBITDA	$5.16 Adjusted EPS	41st Percentile TSR
Achieved 100% of target	Achieved 90% of target for the 2019-2021 Performance Period	TSR of 54.78% for the 2019-2021 Performance Period
These results led to a 110.67% of target financial performance score under the AIP (subject to region- and individual-specific performance) and a 74% of target payout of the PSUs for the 2019-2021 performance period. The Compensation and Human Capital Committee believes that these outcomes align with our pay-for-performance philosophy - annual incentives were above the target goals set at the beginning of the year and long-term incentive goals were below the targets established at the beginning of the three-year period.
The Compensation and Human Capital Committee recognizes that unanticipated events may positively or negatively impact the level of achievement met against goals throughout the performance period. Thus, for purposes of evaluating our incentive plans, there are pre-determined categories as approved by the Compensation and Human Capital Committee for which formulaic adjustments are permitted, including, but not limited to, the financial performance of any business or asset acquired during the performance period, costs associated with acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, impairment charges in accordance with GAAP, and business restructurings, or material interruption, including facility closures, severance, professional fees, or work stoppage. As a result of these permissible adjustments, amounts shown above differ compared to our recent Form 10-K and other filings. The Compensation and Human Capital Committee determinations with respect to earned payouts for our AIP and PSU programs are detailed under “2021 Incentive Program Designs and Compensation Values for 2021 Performance” beginning on page 41.
Overview of 2021 NEO Target Compensation
The target compensation for our NEOs in 2021 was:

NEO	Base Salary ($)	Annual Incentive Target Value ($)	Long-term Incentive Target Value ($)	Total Target Compensation ($)
D. D. Petratis	1,000,000	1,250,000	4,600,000	6,850,000
P. S. Shannon	584,800	438,600	1,550,000	2,573,400
J. N. Braun	445,400	267,240	725,000	1,437,640
T. P. Eckersley	500,000	350,000	600,000	1,450,000
L. Orbegoso	575,000	431,250	1,000,000	2,006,250

Overall Pay Mix
As illustrated in the charts below, a significant percentage of each NEO’s total direct target compensation was both performance-based and at-risk over the short- and long-term, in accordance with our pay-for-performance compensation philosophy.

Consideration of 2021 Advisory Vote on Executive Compensation
The Compensation and Human Capital Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation and Human Capital Committee considers the views of shareholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2021 AGM, shareholders approved our executive compensation proposal by approximately 85%. We will continue to engage with shareholders, as we value their input and want to ensure that our executive compensation programs reflect their perspectives. Based on the Compensation and Human Capital Committee’s review and the support our executive compensation programs received from shareholders, the Compensation and Human Capital Committee maintained the core elements of our executive compensation programs in 2021.

COMPENSATION PHILOSOPHY AND DESIGN PRINCIPLES
Compensation Philosophy and Executive Compensation Program Objectives
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic business objectives and with shareholder interests. Our strategic objectives are built on five growth pillars: (i) expand in core markets; (ii) be the partner of choice; (iii) deliver new value in access; (iv) capital allocation; and (v) enterprise excellence. We strive to provide our NEOs with a compensation package that is aligned with the market median, with the expectation that above-target performance will result in above-median pay, and below-target performance will result in below-median pay.

The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are:

Create and reinforce our pay-for-performance culture	The compensation program is designed to pay for performance. Exceptional performance results in increased compensation; missing performance goals results in reduced or no incentive pay.
Align the interests of management with our shareholders and other stakeholders
To better align the interests of management with the interests of shareholders and other stakeholders, a significant portion of executive compensation is equity based, and stock ownership guidelines are utilized to incentivize a focus on long-term, sustainable growth.

Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay	Compensation is intended to be competitive with those organizations with which we compete for top talent.
Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk
Incentive compensation programs are designed to drive business strategy and encourage both the desired results and the right behaviors. We strive to drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features to discourage excessive risk-taking.

Integrate with our performance management process of goal setting and formal evaluation	Target level goals are generally aligned with the strategy and the Annual Operating Plan (“AOP”) and are considered stretch, yet achievable, as appropriately established for each year.

Maintaining Best Practices Regarding Executive Compensation
Our Compensation and Human Capital Committee believes that our executive compensation program is thoughtfully designed to compensate our NEOs effectively and consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong governance and alignment with shareholder (and other stakeholder) interests:

Compensation and Human Capital Committee Practices
Independence of Committee members	Committee members satisfy the NYSE independence standards and are “non-employee directors” under SEC rules.
Independence of compensation consultant	The Compensation and Human Capital Committee retains and annually reviews the independence of its compensation consultant.
Annual risk assessment
The Compensation and Human Capital Committee annually reviews the Company’s compensation programs to ensure that these programs do not encourage excessive risk taking that could negatively impact the Company.

Mitigate undue risk	We mitigate undue risk in our compensation program by instituting governance policies such as capping potential payments under our incentive plans, instituting clawback provisions, utilizing multiple performance metrics, including absolute and relative metrics, striking a balance between short- and long-term incentives and adopting stock ownership requirements.
Performance-based compensation	We grant a high percentage of performance-based compensation. We believe this is essential to creating a pay-for-performance culture.
Target pay at the median level	We generally target total direct compensation opportunities at the competitive market median and allow performance (both operational and shareholder return) to determine actual or realized pay. Actual pay may be above or below the target median based on performance.
Stock ownership guidelines	The Compensation and Human Capital Committee has adopted stock ownership guidelines: (i) equal to six times base salary for the CEO; (ii) equal to three times base salary for the CFO; (iii) equal to two times base salary for the CEO’s direct reports who are executive officers at Senior Vice President level; and (iv) equal to one times base salary for the CEO’s direct reports who are executive officers at Vice President level. The executive officer must achieve compliance with the guidelines by the fifth anniversary of the officer’s appointment. All of our NEOs are in compliance with these guidelines.
Clawback policy	We have the right to recoup all or part of annual cash incentives or PSUs if there is a restatement of our financial statements for any such year which results from fraud or intentional misconduct committed by an award holder.
Anti-hedging and anti-pledging policy	We prohibit our directors and executive officers from: (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of our securities; and (ii) engaging in any form of short-term speculative trading in our securities. Directors and executive officers are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless pre-approved by the Corporate Governance Committee. None of our directors or executive officers hold Company securities that are pledged.
“Double Triggers” in change in control agreements	The NEOs and other executive officers do not receive change in control benefits unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.
No tax gross ups on change in control benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event that their change in control benefits are subject to the “golden parachute” excise tax under the U.S. Internal Revenue Code of 1986 (the “Code”).

HOW WE MAKE COMPENSATION DECISIONS
Decision Making Process
The Compensation and Human Capital Committee reviews and discusses the performance of the CEO and makes determinations regarding his compensation. For other NEOs, the CEO considers individual performance and makes individual compensation recommendations to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews and discusses these compensation recommendations and modifies and approves them, as appropriate. In making compensation decisions, the Compensation and Human Capital Committee uses several resources and tools, including the advice of its independent compensation consultant, reviews of competitive market information and peer group data, company and individual performance, and accumulated and potential equity holdings.
Use of Comparator Groups for Pay and Performance
The Compensation and Human Capital Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Benchmarking Peer Group” is used to assess the competitiveness of our NEOs’ compensation, and the “Performance Peer Group” is used to evaluate our relative TSR performance. As described below, the two comparator groups vary because executive compensation levels and practices are influenced by business complexity and company size.

Compensation Benchmarking Peer Group
The Compensation and Human Capital Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a set of companies with which we compete for executive talent, including the Benchmarking Peer Group. The Compensation Benchmarking Peer Group consists of companies that generally:
▪Are similar to us in terms of certain factors, including one or more of the following: size (i.e., revenue, market capitalization and growth characteristics), industry, lifecycle stage, and global presence; and
▪Have NEOs whose scope of responsibilities are comparable in terms of breadth and complexity.
Our Compensation and Human Capital Committee reviews the Compensation Benchmarking Peer Group on an annual basis and determines, with input from its independent compensation consultant, whether any changes are appropriate. This annual review ensures that the peer group companies remain appropriate from a business and talent perspective. No revisions were recommended to the Compensation Benchmarking Peer Group for 2021.
In 2021, the Compensation Benchmarking Peer Group was comprised of the following 20 companies:

Acuity Brands	Diebold	Masco Corp	Roper Technologies
A.O. Smith	FLIR Systems*	Masonite International	Simpson Manufacturing
Belden	Fortune Brands Home & Security	National Instruments Corp	Steelcase
Brady	Hubbell	Owens Corning	Trimble Inc
Carlisle Companies	Lennox International	Rockwell Automation	Zebra Technologies Corp
* FLIR Systems was acquired by Teledyne Technologies in May 2021 and was removed from the peer group at that time.
Relative to these companies, we approximate the 31st percentile on revenue and 56th percentile on market capitalization as of December 31, 2021.

Performance Peer Group
Our Compensation and Human Capital Committee utilizes a performance peer group consisting of the companies in the S&P 400 Capital Goods Index (the “Performance Peer Group”). We believe the Performance Peer Group provides an appropriate measure of our relative TSR performance because it contains companies in similar industries and that operate in similar geographical markets to Allegion.
Role of the Compensation and Human Capital Committee and Independent Adviser
Our Compensation and Human Capital Committee has the authority to obtain advice and assistance from advisors and to determine their fees and terms of engagement. In 2021, the Compensation and Human Capital Committee engaged WTW as its independent compensation consultant. WTW provided advice to the Compensation and Human Capital Committee on our compensation program for executive officers and incentive programs for eligible employees.
In 2021, WTW provided approximately $440,000 in services to the Compensation and Human Capital Committee and the Corporate Governance Committee. WTW also provides certain benefits-related services to the Company, including retirement consulting, actuarial and outsourced pension administration. For these services, WTW received approximately $3.4 million. The Compensation and Human Capital Committee was aware of the other services provided by WTW at the time of engagement but did not review and approve the provision of these services because they are of the type directly procured by management in the ordinary course of business.
Each year, the Compensation and Human Capital Committee evaluates the independence and quality of the services provided by its independent compensation consultant. In reviewing WTW’s engagement for 2021, the Compensation and Human Capital Committee considered the factors set forth in the applicable SEC rules and determined that WTW was independent and that there were no conflicts of interest with respect to WTW’s work for the committee.

COMPENSATION ELEMENTS
Primary Compensation Elements
We have three primary elements of total direct compensation - base salary, annual incentive, and long-term equity. The majority of our NEOs’ compensation is performance based and not guaranteed.
The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Salary	AIP	PSUs	Options	RSUs

Who Receives	All NEOs

When Granted / Received	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance /Service period	Ongoing	1 year	3 years

How Payout is Determined	Compensation and Human Capital Committee assessment	Formulaic; Compensation and Human Capital Committee approves	Formulaic; Compensation and Human Capital Committee approves	Stock price on exercise/vest date

Most Recent Performance Measure	n/a	Mix of financial and individual goals	EPS & relative TSR	Stock price appreciation

2021 COMPENSATION STRUCTURE DECISIONS
Our Compensation and Human Capital Committee annually reviews the base salaries and the annual cash and long-term equity incentive award target opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Benchmarking Peer Group and a review of other competitive market information.
Base Salary
It is our Compensation and Human Capital Committee’s philosophy that NEOs will not receive automatic annual merit increases to their base salaries. The Compensation and Human Capital Committee annually considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s achievements relative to core competencies and key corporate values as well as the competitiveness in the market, in making future base salary decisions.
Based on this philosophy, the Compensation and Human Capital Committee did not recommend or approve any base salary increases for our NEOs in 2021 as compared to the prior year, given the challenging business environment due to the COVID-19 pandemic.

Annual and Long-Term Incentive Target Opportunities
Each year, the Compensation and Human Capital Committee reviews the short- and long-term target incentive opportunities to ensure alignment with our compensation philosophy. There were no increases in short-term incentive target opportunities for 2021. The following table shows the increases in the 2021 long-term target incentive opportunities for certain of the NEOs. The Compensation and Human Capital Committee increased 2021 long-term target opportunities for Messrs. Shannon and Braun to better align with our compensation philosophy and maintain market competitiveness. With respect to our CEO, the Compensation and Human Capital Committee recommended and the independent members of the Board approved, a long-term incentive increase to align with our compensation philosophy, maintain market competitiveness, align strong pay for performance and encourage sustained long-term value creation.

NEO	2020 Target AIP (% of Base Salary)	2021 Target AIP (% of Base Salary)	Target AIP Increase (%)	2020 Target LTI ($)	2021 Target LTI ($)	Target LTI Increase ($)
D. D. Petratis	125	125	—	4,300,000	4,600,000	300,000
P. S. Shannon	75	75	—	1,300,000	1,550,000	250,000
J. N. Braun	60	60	—	625,000	725,000	100,000
T. P. Eckersley	70	70	—	600,000	600,000	—
L. Orbegoso	—	75	—	—	1,000,000	—

2021 INCENTIVE PROGRAM DESIGNS AND COMPENSATION VALUES FOR 2021 PERFORMANCE
Annual Incentive Program

Annual Incentive Plan Design
For 2021, our NEOs, including the CEO, participated in our AIP. The AIP is designed to reward executives for profitable revenue growth, the delivery of strong cash flow and individual contributions, consistent with our strategic objectives. Individual AIP payouts are calculated as the product of (i) base salary, (ii) target percentage of base salary, (iii) the financial performance score and (iv) the individual performance score. In no case will an AIP award exceed 200% of the NEO’s opportunity.

Base Salary	X	Target Percentage	X	Financial Performance Score	X	Individual Performance Score	=	AIP Award

Financial Performance
The financial performance score is based on achievement of financial metrics established annually by the Compensation and Human Capital Committee during the first quarter of the fiscal year. The financial metrics are broadly aligned with key elements of our AOP. Development of our AOP is a robust process that involves input from all of our regions and is reviewed and approved by the Board of Directors.
The financial metrics are aligned with the executive’s line of sight and scope of impact. Executives serving in a corporate role are measured based on the corporate financial metrics. Regional business leaders (i.e., SVP - Americas and SVP - International) are measured based on a combination of corporate (45%) and regional (55%) financial metrics. We believe this combination focuses regional business leaders on achieving the pre-established objectives for their business unit as well as aligning their interests with corporate goals to help create sustainable shareholder value.

The financial performance score is calculated as follows for 2021:

Revenue	+	EBITDA (Corporate) or Operating Income (“OI”) (Regions)	+	Available Cash Flow (“ACF”) (Corporate) or Operating Cash Flow (“OCF”) (Regions)	=	Financial Performance Score
(1/3 Weight)		(1/3 Weight)		(1/3 Weight)
Our 2021 AIP metrics and goals along with adjusted performance for our NEOs are reflected below:

	Corporate
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	EBITDA ($)	ACF ($)
Threshold	2,307	498	353	50%
Target	2,714	622	415	100%
Maximum	3,121	746	477	200%
Adjusted Actual Performance	2,863	622	450
Weighted Financial Achievement	45.22%	25.01%	40.44%	110.67%

	Americas
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	OI ($)	OCF ($)
Threshold	1,666	423	453	50%
Target	1,960	529	533	100%
Maximum	2,253	635	613	200%
Adjusted Actual Performance	2,072	525	551
Weighted Financial Achievement	41.15%	24.72%	32.71%	98.58%

	International
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	OI ($)	OCF ($)
Threshold	641	58	77	50%
Target	754	72	91	100%
Maximum	868	86	105	200%
Adjusted Actual Performance	791	88	102
Weighted Financial Achievement	44.02%	66.67%	59.84%	170.53%

The Compensation and Human Capital Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. The Compensation and Human Capital Committee has adopted pre-established categories of potential formulaic adjustments for items causing significant differences from the assumptions contained in the AOP, including, but not limited to, the financial performance of any business or asset acquired during the performance period, costs associated with acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, impairment charges in accordance with GAAP, and business restructurings or material interruption (including facility closures, severance, professional fees or work stoppage). These potential adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the AOP, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth. Notwithstanding the foregoing the Compensation and Human Capital Committee retains the authority and discretion to make downward adjustments to the calculated AIP award payouts.

Individual Performance
Individual objectives are established annually and include strategic initiatives with both financial and non-financial metrics. Participants are evaluated based upon their achievements relative to pre-established non-financial metrics including core competencies and key corporate values. At the end of each year, the CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee evaluates the CEO’s performance against his pre-established individual objectives. Based on the Compensation and Human Capital Committee’s evaluation of the CEO and the CEO’s recommendations, the Compensation and Human Capital Committee determines and approves the individual performance score for each officer.

Results of Individual Performance Evaluations
In determining the individual performance score for each NEO’s AIP award, the Compensation and Human Capital Committee considers pre-established individual performance objectives, and then evaluated actual performance relative to these objectives to determine an overall performance score. No specific weighting of individual objectives was used, although particular emphasis is given to meeting key financial goals such as business profitability, growth and efficient capital allocation.
With regard to Employee Engagement, Safety & Health and ESG-related goals and accomplishments, these are reviewed as part of individual objectives that are set for the year and are reflected in the NEO’s individual performance evaluation, as appropriate. Allegion’s ESG strategy and framework of goals can be found on the Company’s website at www.allegion.com/ESG. In 2022, we will be reviewing key ESG metrics and conduct benchmarking for potential inclusion in our AIP for 2023, reinforcing our commitment to our culture of engagement, safety and inclusion.

The significant accomplishments of each NEO during the year are highlighted below, except for Mr. Orbegoso who left the Company effective December 31, 2021:

D. D. Petratis
▪Delivered solid financial results and met objectives despite pressure of the pandemic, supply chain disruption and electronic component shortages
▪Created Allegion International to drive speed and efficiency, simplify our operating segments and optimize our non-U.S. operations - resulting in record results in year 1
▪Supported ESG Council which established targeted ESG goals and objectives
▪2021 Campbell award winner for sustained emphasis on culture of safety and excellence
▪Led digitization transformation that has driven productivity and connectivity throughout the business
▪Increased employee engagement as measured by the Gallup Engagement Census

P. S. Shannon
▪Led the execution of the AOP, combating inflation and supply chain headwinds, while executing price realization targets and investment strategies
▪Communicated key strategic messages to analyst community coupled with thought leadership amidst challenging market conditions
▪Executed tax strategies to effectively manage global tax rate fluctuations
▪Focused the Financial leadership team around Diversity & Inclusion topics
▪Increased employee engagement as measured by the Gallup Engagement Census

J. N. Braun
▪Led ESG Program development - including Steering Committee, materiality matrix, enhanced strategy and refreshed company website
▪Executive sponsor for Allegion’s Inclusion Council supporting strategic objectives and Employee Resource Groups
▪Continued improvement of the Company’s Governance program, supporting Board development, processes and Shareholder engagement
▪Provided critical legal and governance counsel relative to M&A transactions

T. P. Eckersley
▪Delivered or exceeded all aspects of the Allegion International AOP
▪Assumed senior leadership responsibility for Allegion International - executing strategic portfolio decisions and establishing operating model
▪Led Allegion International growth in seamless access with development of the Internet of Things Platform (“IoTP”) roadmap and platforming assets
▪Led Diversity & Inclusion discussions combined with leadership development for the management team around ESG goals
▪Increased employee engagement as measured by the Gallup Engagement Census

2021 AIP Award
Our Compensation and Human Capital Committee approved the following AIP awards for our NEOs:

NEO	Target AIP Amount (A)($)	Financial Performance Score (B)	AIP Earned from Financial Performance (C)=(A)x(B)($)	Individual Performance Score (D)	2021 AIP Award (E)=(C)x(D)($)
D. D. Petratis	1,250,000	110.67%	1,383,375	106%	1,466,378
P. S. Shannon	438,600	110.67%	485,399	109%	529,084
J. N. Braun	267,240	110.67%	295,755	106%	313,500
T. P. Eckersley	350,000	143.59%	502,565	114%	572,924
L. Orbegoso(1)	388,125	100.00%	388,125	100%	388,125
_____________
(1)Mr. Orbegoso’s 2021 AIP payout was prorated based on time worked in 2021, in accordance with his separation agreement.
Long-term Incentive Program

Long-Term Incentive Program Design
Our long-term incentive program (“LTI”) for NEOs is comprised 50% of PSUs, 25% of stock options, and 25% of RSUs. We grant executives a mix of equity awards in order to provide an effective balance between risk and retention. This design aligns the executives’ interests and long-term strategies with the interests of shareholders. LTI targets are expressed in dollar amounts which are converted to a number of shares based on the fair value of the award on the grant date.
Performance Stock Units: PSUs are earned based equally on our absolute EPS growth (from continuing operations) and relative TSR as compared to the Performance Peer Group companies over a three-year performance period as shown below. PSUs will vest at the end of the three-year performance period and the NEO will earn a number of shares based upon achievement of the performance metrics during the performance period. If TSR is not positive over the performance period, payout cannot exceed the target level for the TSR portion of the award. Such TSR review will occur after the conclusion of the final year of the performance period. Upon vesting, PSUs convert into our ordinary shares on a one-for-one basis.

EPS Performance*	% of Target PSUs Earned **
Below Threshold	No award earned
Threshold	50%
Target	100%
Maximum	200%

TSR Performance Relative to S&P 400 Capital Goods Index	% of Target PSUs Earned **
< 25th Percentile	No award earned
25th Percentile	50%
50th Percentile	100%
>= 75th Percentile	200%

*    EPS is calculated in accordance with GAAP, subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories.
**    Results are interpolated between percentiles achieved. The Compensation and Human Capital Committee retains the authority and discretion to make downward adjustments to the calculated PSU award payouts regardless of actual performance.
Dividend equivalents are accrued on outstanding PSU awards at the same time and at the same rate as dividends paid to shareholders. Dividend equivalents are not earned until the PSUs vest and are payable in cash at the time of vesting. The actual dividend equivalents paid are determined by the actual number of PSUs earned at the end of the performance period.
Stock Options/RSUs: Stock options and RSUs are considered by the Compensation and Human Capital Committee to be “at risk” and aligned with shareholder interests. Stock options are considered “at-risk” because there is no value unless the stock price appreciates during the term of the option period. RSUs are considered at-risk because the ultimate value will fluctuate based on stock price performance. RSUs provide strong retentive value, while still providing alignment with shareholder value creation. Both stock options and RSUs vest ratably in three equal annual increments over a three-year period beginning on the first anniversary of the grant date. Stock options expire on the tenth anniversary of the grant date. Dividend equivalents are accrued on outstanding RSU awards at the same time and at the same rate as dividends are paid to shareholders. Dividend equivalents on RSUs are only payable if the underlying RSU award vests. At the time of vesting, one ordinary share is issued for each RSU and any accrued dividend equivalents are paid in cash. No dividends are payable on stock options.

Equity Awards Granted in 2021
The Compensation and Human Capital Committee approved the annual grants shown in the following table in the first quarter of 2021.

NEO	Target 2021-2023 PSU Award ($)	Target 2021-2023 PSU Award (#)	Stock Option Award ($)	Stock Option Award (#)	RSU Award ($)	RSU Award (#)
D. D. Petratis	2,399,389	21,075	1,150,015	46,019	1,149,955	10,537
P. S. Shannon	808,563	7,102	387,520	15,507	387,538	3,551
J. N. Braun	378,210	3,322	181,252	7,253	181,273	1,661
T. P. Eckersley (1)	312,974	2,749	150,015	6,003	149,951	1,374
L. Orbegoso (2)(3)	521,661	4,582	250,025	10,005	250,028	2,291
_____________
(1)With respect to Mr. Eckersley, in addition to the annual grant shown above, on March 10, 2021, the Committee granted a special PSU award with a grant date value of $750,035 and a special RSU award with a grant date value of $750,035. The special PSU award will vest after the 2021-2023 performance period based on the achievement of certain milestones and continued employment through February 2024, and the special RSU award will vest ratably over three years subject to continued employment. The award was granted to retain Mr. Eckersley and ensure development and execution of the Allegion International strategy.
(2)Mr. Orbegoso forfeited all the awards shown above in accordance with the terms of the award agreements because he left the Company on December 31, 2021.
(3)In addition to the annual grant shown above, Mr. Orbegoso received a special sign-on RSU award with a grant date value of $1,499,951. Under the terms of the special sign-on RSU award agreement, this award vested upon Mr. Orbegoso’s termination of employment on December 31, 2021.

PSUs Earned for 2019 - 2021 Performance Period
The PSUs earned for the 2019-2021 performance period were based on the (i) EPS performance against pre-established goals and (ii) TSR performance relative to the Peer Performance Group companies. For this performance period, our EPS performance resulted in a payout of 67% and our TSR performance resulted in a payout of 81%, resulting in an overall payout of 74%, consistent with our pay-for-performance philosophy.

Performance Metric	Threshold	Target	Maximum	Actual	% Payout Earned
EPS* (50%)	$4.86	$5.76	$6.42	$5.16	67
TSR (50%)	25th percentile	50th percentile	>= 75th percentile	41st percentile (55% TSR)	81

*    EPS was adjusted according to the preestablished adjustments noted above and addressed: 1) restructuring charges and acquisition and integration expenses; 2) debt financing costs; and 3) gains on sales of assets. In addition, the Compensation and Human Capital Committee made an adjustment to exclude the fair value remeasurement gain of an Allegion Ventures investment. The Committee concluded this situation should be treated similar to asset sales. As a result, the payout was lowered by 5%.
As a result of the foregoing performance, our NEOs earned the following awards for the 2019-2021 performance period:

NEO	Target PSUs Awarded (#)	PSUs Earned (#)
D. D. Petratis	22,139	16,384
P. S. Shannon	6,245	4,623
J. N. Braun	3,265	2,417
T. P. Eckersley	3,406	2,522
L. Orbegoso	—	—

2022 COMPENSATION
The Compensation and Human Capital Committee annually reviews the total direct compensation for each NEO. Based on recommendations from our CEO and in accordance with our compensation philosophy, the Compensation and Human Capital Committee approved 2022 compensation for all NEOs (except for Mr. Orbegoso who left the company on December 31, 2021), as shown in the table below:

NEO	2022 Base Salary ($)	2022 Target Annual Incentive (as a % of Base Salary)	2022 Target Annual LTI ($)
D. D. Petratis	1,058,000	130	5,075,000
P. S. Shannon	584,800	75	1,000,000
J. N. Braun	469,900	60	825,000
T. P. Eckersley	530,000	70	825,000

OTHER COMPENSATION AND TAX MATTERS
Retirement Programs and Other Benefits
We maintain qualified and nonqualified defined benefit pension plans intended to provide fixed benefits upon retirement based on the individual’s age and number of years of service. Refer to the Pension Benefits table on page 58 of this Proxy Statement for additional details on these programs.
A qualified defined contribution 401(k) plan called the Employee Savings Plan (“ESP”) is available for the U.S. salaried and hourly non-union workforce. The ESP provides a dollar-for-dollar match on the first 6% of the employee’s eligible contributions to the ESP. The ESP has a number of investment options and is an important component of the retirement program. Employees who were actively employed prior to July 1, 2012 were given a one-time choice between continuing to participate in the defined benefit plan until December 31, 2022 or moving to an enhanced version of the ESP effective January 1, 2013 under which they would receive an employer core contribution of 2% of eligible pay in addition to the matching contribution and no longer accrue benefits under the defined benefit plan after December 31, 2012. Employees hired on or after July 1, 2012 were automatically covered under the enhanced version of the ESP and do not participate in the defined benefit plan. Employees hired after December 1, 2013 are not eligible for the 2% employer core contribution. Effective as of December 31, 2022, accruals in the qualified defined benefit plan will cease for all employees, except to the extent of any collective bargaining agreements.
Additionally, we offer a U.S. nonqualified, defined contribution plan called the Supplemental Employee Savings Plan (the “Supplemental ESP”). The Supplemental ESP is an unfunded plan that makes up matching and core contributions that cannot be made to the ESP due to Internal Revenue Service (“IRS”) or plan limitations. The Supplemental ESP is deemed invested in funds selected by participants and includes the same funds available in the ESP except for a self-directed brokerage account, which is not available in the Supplemental ESP.

Through 2018, our nonqualified Executive Deferred Compensation Plan (“EDCP”) allowed eligible employees to defer receipt of a part of their annual salary, AIP award and PSU award. Cash deferrals were invested in select mutual fund investments and PSU award deferrals were required to be invested in our ordinary shares. Please refer to the Nonqualified Deferred Compensation table on page 59 of this Proxy Statement for additional details on the deferred compensation plans. As of January 1, 2019, this plan was frozen to new participants and deferrals.
We also provide certain other benefits believed to be consistent with prevailing market practice and to be competitive with peer company practices. For employees assigned to work outside their home countries, we may provide an expatriate allowance and tax equalization benefits to mitigate the impact of living in another jurisdiction. For these benefits, we may also provide tax assistance on the income imputed to the executives. These other benefits and their incremental costs to the Company are reported in “All Other Compensation” shown in the Summary Compensation Table on page 51 of this Proxy Statement.
Severance Arrangements
We have not adopted a formal severance policy that is specific for executives. In connection with recruiting certain officers, we may enter into arrangements that provide for severance payments upon certain termination events, other than in the event of a CIC (which is described in “Change-In-Control Provisions” below). In the event of an involuntary termination other than for cause, Mr. Petratis is eligible to receive severance equal to two times, and Mr. Shannon is eligible to receive one times base salary plus a prorated target annual incentive award for the year of termination that is paid at the conclusion of the full performance year, respectively, in accordance with the terms of the plan. Mr. Orbegoso was eligible for and received one times base salary and a prorated annual incentive award and other benefits as detailed in the Post-Employment Benefits table.
Change in Control Provisions
We have a change in control plan (“CIC Plan”) that covers our NEOs in order to focus them on the best interests of our shareholders and to assure continuity of management in circumstances that reduce or eliminate job security and might otherwise lead to accelerated departures. This CIC Plan provides cash severance benefits in the event that a CIC occurs and an officer is terminated within two years of that CIC for reasons other than cause. Cash severance benefits in the event of a qualifying termination will be based on an individually defined Severance Multiple ranging from 1.5 for officers up to 3.0 for the CEO. Individual cash severance benefits will include: (i) base salary in effect at termination times the Severance Multiple; (ii) current cash target incentive award times the Severance Multiple; and (iii) a target incentive award in the year of termination pro-rated for the portion of the performance cycle completed through the date of termination. Cash severance benefits under the CIC Plan will be reduced by severance-related benefits provided through any other Allegion severance program. Certain NEOs will also immediately vest in their Elected Officer Supplemental Program (“EOSP”) and Key Management Supplemental Pension Plan (“KMP”) benefits following a CIC, as applicable. For purposes of calculating Mr. Shannon’s EOSP benefits, two years would be added to his age and service if his employment is terminated within two years after a CIC. In addition, participants in the CIC Plan will, in the event of a qualifying termination, receive continued health benefits for a term of years equal to the Severance Multiple and outplacement benefits of up to $25,000.
The CIC Plan does not provide for payment of, or reimbursement for, any tax payments or other tax gross ups related to the severance benefits. However, the CIC Plan does provide for cash severance benefits to be adjusted such that participants will receive the better after tax benefit treatment (“Best of Net” approach) between (i) cash severance payments paid in full, with the executive responsible for all taxes incurred, or (ii) cash severance payments reduced to avoid triggering excise taxes.
Under the Incentive Stock Plan of 2013 (the “2013 Stock Plan”), outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a CIC if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.

Senior Executive Performance Plan
The Senior Executive Performance Plan (“SEPP”) is a shareholder approved plan that funds the annual cash incentive awards that may be granted to each of the NEOs under the AIP. Under the SEPP, the maximum amount of cash incentive that can be paid to the CEO is 1.5% of Consolidated OI from Continuing Operations, as defined in the SEPP, and the maximum amount of cash incentive that can be paid to any other covered executive is 0.6% of Consolidated OI from Continuing Operations. Our Compensation and Human Capital Committee generally exercises its discretion to pay less than the maximum amount to the NEOs, after considering the factors described in the AIP.
Tax and Accounting Considerations
The Company is subject to Section 162(m) of the Code, as amended, which limits deductibility of compensation in excess of $1 million paid to covered employees, including our NEOs. In determining compensation program designs, our Compensation and Human Capital Committee considers tax and accounting implications (e.g., Section 162(m) and 409A of the Code), and the Company adheres to these tax and accounting regulations as they are amended over time. While tax and accounting regulations are considered, the forms of compensation utilized are determined primarily by their effectiveness in creating maximum alignment between key strategic objectives and the interests of shareholders and other stakeholders.
Timing of Awards
We intend to regularly grant annual equity grants following our earnings release for the fourth quarter and full year results. The equity grant date is never selected or changed to increase the value of equity awards for executives.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
We have reviewed and discussed with management the CD&A contained in this Proxy Statement.
Based on our review and discussion, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Steven C. Mizell (Chair)
Kirk S. Hachigian
Nicole Parent Haughey
Lauren B. Peters
Dean I. Schaffer
Charles L. Szews
Dev Vardhan
Martin E. Welch III

EXECUTIVE COMPENSATION
The following table provides summary information concerning compensation paid to or accrued on behalf of our NEOs for services rendered during the years ended December 31, 2021, 2020 and 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non- Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
D. D. Petratis	2021	1,000,000	—	3,549,344	1,150,015	1,466,378	226,748	295,758	7,688,243
Chairman, President and CEO	2020	1,038,462	—	3,559,311	1,075,015	712,000	2,012,295	388,502	8,785,585
	2019	986,539	—	3,015,155	975,006	1,652,280	1,395,741	527,724	8,552,445
P. S. Shannon	2021	584,800	—	1,196,101	387,520	529,084	—	81,016	2,778,521
Senior Vice President and CFO	2020	600,997	—	1,076,295	325,015	249,827	2,179,800	103,381	4,535,315
	2019	553,499	—	850,551	275,001	621,890	1,399,933	147,104	3,847,978
J. N. Braun	2021	445,400	—	559,483	181,252	313,500	—	67,005	1,566,640
Senior Vice President and General Counsel	2020	458,986	—	517,520	156,256	152,220	—	76,898	1,361,880
	2019	429,208	—	444,705	143,756	331,860	—	99,953	1,449,482
T. P. Eckersley	2021	500,000	—	1,962,994	150,015	572,924	—	67,236	3,253,169
Senior Vice President - Allegion International	2020	509,123	—	496,689	150,005	89,705	1,120,226	88,539	2,454,287
	2019	463,500	—	463,863	150,002	484,482	551,013	113,553	2,226,413
L. Orbegoso (g)	2021	519,712	—	2,271,640	250,025	388,125	—	736,953	4,166,455
Senior Vice President - Allegion Americas

______________
(a)There were no base salary changes from 2020 to 2021 for the NEOs. The 2020 to 2021 base salary changes shown above are solely due to payroll timing.
(b)The amounts shown in this column reflect the aggregate grant date fair value of PSU awards and any RSU awards granted for the year under ASC Topic 718 and do not reflect amounts paid to or realized by the NEOs. In determining the aggregate grant date fair value of the PSU awards, the awards are valued assuming target level performance achievement. If the maximum level performance achievement is assumed, the aggregate grant date fair value of the PSU awards granted in 2021 would be as follows:

Name	Maximum Grant Date Value of PSU Awards ($)
D. D. Petratis	4,798,778
P. S. Shannon	1,617,125
J. N. Braun	756,419
T. P. Eckersley	625,947
L. Orbegoso	1,043,321
For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the 2021 Form 10-K. The ASC 718 grant date fair value of the PSU award is spread over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures. Please see also the Grants of Plan-Based Awards table on page 54 of this Proxy Statement for additional details of the 2021 grants included in this column.

(c)    The amounts in this column reflect the aggregate grant date fair value of stock option grants for financial reporting purposes for the year under ASC 718 and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the 2021 Form 10-K.
(d)    This column reflects the amounts earned as annual awards under our AIP program. AIP awards are paid in cash.
(e)    Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the qualified Pension Plan (the “Pension Plan”), Supplemental Pension Plan, KMP and EOSP, as applicable. The increase in pension benefits value is attributable to the additional year of service and age, the annual AIP award and any annual salary increase and any changes in the interest rates used to value the benefits. The plans do not permit above-market or preferential earnings on any nonqualified deferred compensation. For Mr. Eckersley, the Key Management Plan decreased by $23,355, the Supplemental Plan increased $5,612 and the Qualified Plan increased $17,701. Since the aggregate change was negative, it was limited to $0 for 2021. For Mr. Shannon, the Elected Officer Plan decreased by $103,468, the Supplemental Plan increased $10,936 and the Qualified Plan increased $15,385. Since the aggregate change was negative, it was limited to $0 for 2021
(f)    The following table summarizes the components of this column for 2021:

Name	Company Matching Contributions ($)(1)	Relocation ($)(2)	Tax Assistance ($)(2)	Post Termination Compensation ($)(3)	Other Benefits ($)(4)	Total ($)
D. D. Petratis	136,199	—	—		159,559	295,758
P. S. Shannon	51,098	—	—		29,918	81,016
J. N. Braun	52,854	—	—		14,151	67,005
T. P. Eckersley	38,606	—	—		28,630	67,236
L. Orbegoso	31,183	39,292	8,353	642,565	15,560	736,953
_____________
(1)Represents matching contributions under our ESP and Supplemental ESP plans for Messrs. Petratis, Shannon, Braun, Eckersley, and Orbegoso.
(2)Represents the value of Company-paid relocation expense and the related tax assistance provided to Mr. Orbegoso in accordance with our relocation program. The tax assistance provided is consistent with our practice for all employees covered under our relocation program.
(3)This amount includes the following separation benefits provided to Mr. Orbegoso: a lump sum payment of $575,000; a payment of $25,000 for outplacement; a payout of $27,565 to cover twelve months of COBRA and $15,000 for one year’s car allowance. Please see the Post-Employment Benefits Table for details on the separation benefits provided to Mr. Orbegoso.
(4)The other benefits the NEOs received in 2021 are:

Name	Aircraft Use ($)(i)	Other ($)(ii)	Total ($)
D. D. Petratis	122,784	36,775	159,559
P. S. Shannon	—	29,918	29,918
J. N. Braun	—	14,151	14,151
T. P. Eckersley	—	28,630	28,630
L. Orbegoso	—	15,560	15,560
(i)    Represents the aggregate incremental costs, including flight time, fuel surcharge, catering, taxes, peak travel adjustment fees, and ground transportation to/from the airport, as applicable, of the hired aircraft for personal travel by Mr. Petratis, up to a total of $145,000 per year, as approved by the Compensation and Human Capital Committee. On occasion, Mr. Petratis’ and other NEO’s family or other personal guests may accompany them on the hired aircraft used for business purposes, provided that certain conditions under the Company’s aircraft policy are met. To the extent such occasions arise, Mr. Petratis and the other NEOs are subject to imputed taxable income at the Standard Industry Fare Level (SIFL) rates for any personal passengers on that flight and the Company does not provide tax gross-ups for such imputed income.
(ii)    Represents: (a) auto allowance; (b) financial counseling services; (c) officer physical reimbursement program; (d) product rebate program reimbursements; and (e) vaccination incentive program reimbursements, as relevant.
(g)    Mr. Orbegoso left the Company on December 31, 2021. As a result of his termination, he forfeited his 2021 annual LTI awards consisting of RSUs with a grant date value of $250,028; stock options with a grant date value of $250,025, and PSUs with a grant date value of $521,661. His special sign-on RSU award with a grant date value of $1,499,951 vested in accordance with the terms of the award agreement. In addition, in accordance with the terms of his severance agreement, he earned a prorated AIP payout for the time worked in 2021.

2021 GRANTS OF PLAN-BASED AWARDS
The following table shows all plan-based awards granted to the NEOs during 2021. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of equity awards and grants made under non-equity incentive plans in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh) (d)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
D. D. Petratis
AIP	2/4/2021	625,000	1,250,000	2,500,000	—	—	—	—	—	—	—	—
RSUs	2/18/2021	—	—	—	—	—	—	10,537	—	—	—	1,149,955
PSUs (2021-2023)	2/18/2021	—	—	—	10,538	21,075	42,150	—	—	—	—	2,399,389
Options	2/18/2021	—	—	—	—	—	—	—	46,019	109.14	108.31	1,150,015
P. S. Shannon
AIP	2/4/2021	219,300	438,600	877,200	—	—	—	—	—	—	—	—
RSUs	2/18/2021	—	—	—	—	—	—	3,551	—	—	—	387,538
PSUs (2021-2023)	2/18/2021	—	—	—	3,551	7,102	14,204	—	—	—	—	808,563
Options	2/18/2021	—	—	—	—	—	—	—	15,507	109.14	108.31	387,520
J. N. Braun
AIP	2/4/2021	133,620	267,240	534,480	—	—	—	—	—	—	—	—
RSUs	2/18/2021	—	—	—	—	—	—	1,661	—	—	—	181,273
PSUs (2021-2023)	2/18/2021	—	—	—	1,661	3,322	6,644	—	—	—	—	378,210
Options	2/18/2021	—	—	—	—	—	—	—	7,253	109.14	108.31	181,252
T. P. Eckersley
AIP	2/4/2021	175,000	350,000	700,000	—	—	—	—	—	—	—	—
RSUs	2/18/2021	—	—	—	—	—	—	1,374	—	—	—	149,951
PSUs (2021-2023)	2/18/2021	—	—	—	1,375	2,749	5,498	—	—	—	—	312,974
Options	2/18/2021	—	—	—	—	—	—	—	6,003	109.14	108.31	150,015
RSUs (Special Award) (f)	3/10/2021	—	—	—	—	—	—	6,511	—	—	—	750,035
PSUs (Special Award) (f)	3/10/2021	—	—	—	651	6,511	6,511	—	—	—	—	750,035
L. Orbegoso (g)
AIP	2/4/2021	215,625	431,250	862,500	—	—	—	—	—	—	—	—
RSUs	2/18/2021	—	—	—	—	—	—	2,291	—	—	—	250,028
RSUs (Sign-On Award)	2/18/2021	—	—	—	—	—	—	13,744	—	—	—	1,499,951
PSUs	2/18/2021	—	—	—	2,291	4,582	9,164	—	—	—	—	521,661
Options	2/18/2021	—	—	—	—	—	—	—	10,005	109.14	108.31	250,025
___________________
(a)The target award levels for the AIP program were established by the Compensation and Human Capital Committee in February 2021. Refer to CD&A under the heading “Annual Incentive Program” on page 41 of this Proxy Statement for a description of the Compensation and Human Capital Committee’s process for establishing

AIP program award levels. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the AIP program. The amounts shown in the threshold, target and maximum columns reflect the range of potential payouts when the target award levels were established in February 2021 for the 2021 performance period. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for PSU awards for the 2021-2023 performance period. PSUs are granted under the 2013 Stock Plan. The PSUs pay $0 for performance below threshold. For a description of the Compensation and Human Capital Committee’s process for establishing PSU target award levels and the terms of PSU awards, please refer to CD&A under the heading “Long-Term Incentive Program” on page 45 of this Proxy Statement and the “Post-Employment Benefits” section below.
(c)The amounts in these columns reflect the stock option and RSU awards granted in February 2021 under the 2013 Stock Plan. For a description of the Compensation and Human Capital Committee’s process for determining stock option and RSU awards and the terms of such awards, see CD&A under the heading “Long-Term Incentive Program” on page 45 of this Proxy Statement and the “Post-Employment Benefits” section below.
(d)The 2013 Stock Plan requires stock options to be granted at an exercise price equal to the fair market value of our ordinary shares on the date of grant. The fair market value is defined as the average of the high and low price of our ordinary shares listed on the NYSE on the grant date.
(e)The grant date fair value of the equity awards granted in 2021 was calculated in accordance with ASC 718. We caution that the actual amount ultimately realized by each NEO from the stock option awards will likely vary based on a number of factors, including stock price fluctuations, differences from the valuation assumptions used and timing of exercise or applicable vesting. For a description of the assumptions made in valuing the equity awards see Note 15, “Share-Based Compensation” to our consolidated financial statements contained in our 2021 Form 10-K. For PSUs, the grant date fair value has been determined based on achievement of target level performance because we currently believe that is the probable outcome.
(f)On March 10, 2021, the Compensation and Human Capital Committee granted a special PSU award with a grant date value of $750,035 and a special RSU award with a grant date value of $750,035. The special PSU award will vest after the 2021-2023 performance period based on the achievement of certain milestones and continued employment through February 2024, and the special RSU award will vest ratably over three years subject to continued employment.
(g)Mr. Orbegoso left the Company on December 31, 2021. As a result of his termination, he forfeited his 2021 annual LTI awards consisting of RSUs with a grant date value of $250,028; stock options with a grant date value of $250,025, and PSUs with a grant date value of $521,661. His special sign-on RSU award with a grant date value of $1,499,951 vested in accordance with the terms of the award agreement. Further, in accordance with the terms of his severance agreement, he earned a prorated AIP payout for the time worked in 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
The following table shows, for each of the NEOs, all equity awards that were outstanding as of December 31, 2021.

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)	Number of Shares or Units of Stock that have Not Vested (#)(c)	Market Value of Shares or Units of Stock that have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(d)
D.D. Petratis	2/18/2021	—	46,019	109.1400	2/18/2031	10,537	1,395,520	21,075	2,791,173
	2/20/2020	13,986	27,974	129.3250	2/20/2030	5,542	733,982	16,625	2,201,815
	2/21/2019	33,197	16,599	88.0800	2/21/2029	3,690	488,704	16,384	2,169,897
	2/22/2018	42,861	—	86.9300	2/22/2028	—	—	—	—
	2/13/2017	45,966	—	71.8350	2/13/2027	—	—	—	—
P.S. Shannon	2/18/2021	—	15,507	109.1400	2/18/2031	3,551	470,294	7,102	940,589
	2/20/2020	4,228	8,458	129.3250	2/20/2030	1,676	221,969	5,027	665,776
	2/21/2019	9,363	4,682	88.0800	2/21/2029	1,041	137,870	4,623	612,270
	2/22/2018	11,743	—	86.9300	2/22/2028	—	—	—	—
	2/13/2017	11,664	—	71.8350	2/13/2027	—	—	—	—
	2/16/2016	11,823	—	57.8500	2/16/2026	—	—	—	—
J.N. Braun	2/18/2021	—	7,253	109.1400	2/18/2031	1,661	219,983	3,322	439,966
	2/20/2020	2,033	4,066	129.3250	2/20/2030	806	106,747	2,417	320,107
	2/21/2019	4,894	2,448	88.0800	2/21/2029	545	72,180	2,417	320,107
	2/22/2018	2,055	—	86.9300	2/22/2028	—	—	—	—
T.P. Eckersley	3/10/2021	—	—	—	—	6,511	862,317	6,511	862,317
	2/18/2021	—	6,003	109.1400	2/18/2031	1,374	181,973	2,749	364,078
	2/20/2020	1,951	3,904	129.3250	2/20/2030	774	102,509	2,320	307,261
	2/21/2019	5,107	2,554	88.0800	2/21/2029	568	75,226	2,522	334,014
	2/22/2018	7,046	—	86.9300	2/22/2028	—	—	—	—
	2/13/2017	5,047	—	71.8350	2/13/2027	—	—	—	—
L.Orbegoso	2/18/2021	—	—	—	—	—	—	—	—
_____________
(a)These columns represent stock option awards. These awards become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(b)Stock option awards expire on the tenth anniversary of the grant date.
(c)This column represents unvested RSUs. RSUs vest in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(d)The market value was computed based on $132.44 per share, the closing market price of our shares on December 31, 2021.
(e)Except as described below, the column represents the number unvested and unearned PSUs based on the target performance level. PSUs generally vest upon the completion of a three-year performance period and the executives’ continued employment. The number of shares received is based on achievement of performance goals as certified by the Compensation and Human Capital Committee. In February 2021, the Compensation and Human Capital Committee certified the performance achievement and released the PSUs granted in February 2019 relating to the fiscal 2019-2021 performance period. With respect to the PSUs granted in 2019, the number of units reported in this table represent the actual number of shares that vested, with the market value determined based on the closing market price on December 31, 2021.

2021 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the number of shares acquired, and value received by each NEO upon exercise of stock options and the number of shares vested, and value received of RSUs and PSUs during the fiscal year ended December 31, 2021.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. D. Petratis	—	—	43,552	4,845,881
P. S. Shannon	20,073	1,509,047	12,042	1,339,565
J. N. Braun	4,114	247,470	6,283	699,036
T. P. Eckersley	23,765	1,946,468	7,054	785,178
L. Orbegoso	—	—	13,744	1,814,689

2021 PENSION BENEFITS
The NEOs (other than Messrs. Braun and Orbegoso) participate in one or more of the following defined benefit plans:
▪the Pension Plan;
▪the Supplemental Pension Plan; and
▪the EOSP or the KMP.
The Pension Plan is a funded, tax qualified, non-contributory defined benefit plan that covers our U.S. employees hired prior to July 1, 2012. The Pension Plan provides for normal retirement at age 65. A participant becomes vested in the benefit: (i) after five years of service, or (ii) while employed, the participant (a) attains age 65, (b) dies or (c) becomes disabled. The formula to determine the lump sum benefit under the Pension Plan is 5% of final average pay (the five highest consecutive years out of the last ten years of eligible compensation) for each year of credited service. A choice for distribution between various annuity options and a lump sum option is available. The Pension Plan was closed to new participants after June 30, 2012, and no further benefits will accrue to any Pension Plan participant for service performed after December 31, 2022. Certain participants made an election in 2012 to forego accruing further benefits for service performed after December 31, 2012, and, in lieu, receive a non-elective employer contribution equal to 2% of eligible compensation in the ESP. No NEOs employed on June 30, 2012 made this election. NEOs hired after June 30, 2012 and eligible to participate in the ESP received the non-elective employer contribution.
The Supplemental Pension Plan is an unfunded, nonqualified, non-contributory defined benefit restoration plan. Since the IRS limits the annual compensation recognized when calculating benefits under the qualified Pension Plan, the Supplemental Pension Plan restores what is lost in the Pension Plan due to these limits. The Supplemental Pension Plan covers all our employees who participate in the Pension Plan and who are impacted by the Code compensation limits. A participant must meet the vesting requirements of the qualified Pension Plan to vest for benefits under the Supplemental Pension Plan. Benefits under the Supplemental Pension Plan are available only as a lump sum distribution after termination and paid in accordance with Section 409A of the Code. As a result of the 2012 changes to the Pension Plan, the Supplemental Pension Plan was closed to employees hired on or after July 1, 2012, and no further benefits will accrue to any Supplemental Pension Plan participant for service performed after December 31, 2022 or after December 31, 2012 to the extent the participant made an election.
The NEOs, other than Messrs. Braun and Orbegoso, participate in either the EOSP or the KMP. The EOSP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan, designed to replace a percentage of an officer’s final average pay based on the officer’s age and years of service at the time of retirement. Final average pay is defined as the sum of the officer’s current annual salary plus the average of the officer’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and annual incentive awards) are included in final average pay. The EOSP provides a benefit pursuant to a formula in which 1.9% of an officer’s final average pay is multiplied by the officer’s years of service (up to a maximum of 35 years) and then reduced by the value of other retirement benefits the officer will receive that are provided by us under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs, while the officer is employed, at the earlier of the attainment of age 55 and the completion of 5 years of service or age 62. Unreduced benefits under the EOSP are available at age 62 and benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code.
The KMP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan designed to replace a percentage of a key employee’s final average pay based on the key employee’s age and years of service at the time of retirement. Final average pay is defined as the sum of the key employee’s current annual salary plus the average of the employee’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and AIP awards) are included in final average pay. The KMP provides a benefit pursuant to a formula in which 1.7% of a key employee’s final average pay is multiplied by years of service (up to a maximum of 30 years) and then reduced by the value of other retirement benefits the key employee will receive that are provided by us under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs at the earlier of the attainment of age 55 and the completion of 5 years of service or age 65. Benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code. Messrs. Petratis and Shannon are vested in the EOSP and Mr. Eckersley is vested in the KMP.
The table below represents the estimated present value of defined benefits for the plans in which each NEO participates.

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
D. D. Petratis	EOSP	8.42	7,933,368	—
P. S. Shannon	Qualified Pension Plan	19.67	380,436	—
	Supplemental Pension Plan	19.67	1,416,261	—
	EOSP	20.00	6,536,857	—
J. N. Braun (c)	—	—	—	—
T. P. Eckersley	Qualified Pension Plan	14.17	270,695	—
	Supplemental Pension Plan	14.17	639,857	—
	KMP	14.17	2,657,642	—
L. Orbegoso (c)(d)	—	—	—	—
____________
(a)For officers or key employee’s first covered under the EOSP or KMP plans prior to May 19, 2009 by Ingersoll Rand, a full year of service is credited for any year in which they work at least one day, otherwise, the number of years of credited service under the EOSP or KMP is based on elapsed time (i.e., credit is given for each month in which a participant works at least one day). The number of years of service in the Qualified and Supplemental Pension Plans are based on elapsed time.
(b)The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The benefits were computed as of December 31, 2021, consistent with the assumptions described in Note 12, “Pensions and Post-retirement Benefits Other than Pensions,” to our consolidated financial statements contained in the 2021 Form 10-K.
(c)Messrs. Braun and Orbegoso do not participate in any Company defined benefit plan.
(d)Mr. Orbegoso left the Company on December 31, 2021.

2021 NONQUALIFIED DEFERRED COMPENSATION
The following is a description of our nonqualified deferred compensation plans.
The EDCP is an unfunded, nonqualified plan that permitted certain employees, including the NEOs, to defer receipt of up to 50% of their annual salary and up to 100% of their AIP awards and PSU awards received upon commencement of employment. Elections to defer were made prior to the beginning of the performance period. Amounts deferred under the EDCP are unsecured contractual obligations that are paid from our general assets and are available to creditors in the event of the Company’s insolvency.
Participants are offered a range of investment options that best suit the participants’ goals, time horizon and risk tolerance. PSU accruals were deferred into the Allegion Stock Fund. Participants are 100% vested in all amounts deferred and bear the risk of any earnings and losses on such deferred amounts.
Generally, deferred amounts may be distributed following termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. If a participant has completed five or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates without meeting these requirements, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over a period of 5, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least two years after the end of the plan year for which they are deferring. In-service distributions can be received in two to five annual installments, or if no election is made, in a lump sum. For those participants who have investments in Company ordinary shares, the distribution of these assets will be in the form of ordinary shares, not cash.
As of January 1, 2019, the EDCP was frozen to new participants and deferrals. Existing balances remain in place and will be subject to the elections on file. Participants have the ability to make distribution changes or investment elections for current deferred assets.
Please refer to CD&A under the heading “Retirement Programs and Other Benefits” on page 47 of this Proxy Statement for a description of the Supplemental ESP.
The following table provides information regarding contributions, distributions, earnings and balances for each NEO under our nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(c)
D. D. Petratis
EDCP	—	—	441,186	—	3,959,683
Supplemental ESP	—	112,999	142,788	—	1,932,645
P. S. Shannon
EDCP	—	—	633,469	—	4,473,693
Supplemental ESP	—	33,698	126,684	—	1,397,752
J. N. Braun
Supplemental ESP	—	29,654	32,515	—	344,780
T. P. Eckersley
EDCP	—	—	283,726	(192,952)	1,971,057
Supplemental ESP	—	21,206	18,076	—	789,857
L. Orbegoso
Supplemental ESP	—	13,783	206	—	13,989
____________
(a)The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table. Note: For Messrs. Petratis, Shannon, Braun and Eckersley, these amounts also include a Supplemental ESP adjustment that was made by the Company in 2021, respectively, to correct an administrative error in contribution calculations during the years 2015-2017.

(b)This column represents gains and losses on investments, as well as dividends on ordinary shares or ordinary share equivalents. The earnings or losses reported in this column are not included in the Summary Compensation Table.
(c)This column includes the amounts reflected in the table below which are also reported in the Summary Compensation Table this year or have been reported in the Summary Compensation Table in any prior year.

Name	EDCP ($)	Supplemental ESP ($)
D. D. Petratis	2,597,289	1,335,485
P. S. Shannon	—	396,875
J. N. Braun	—	214,567
T. P. Eckersley	1,122,594	323,697
L. Orbegoso	—	13,783

POST-EMPLOYMENT BENEFITS
The following discussion describes the compensation to which each NEO would be entitled in the event of termination of such executive’s employment, including termination following a CIC.
Employment Arrangements and Severance. We do not provide employment agreements to our NEOs that provide for a minimum term of employment. All of the NEOs are entitled to benefits upon termination of their employment following a CIC. Messrs. Petratis and Shannon are also entitled to severance in the event of an involuntary termination without cause pursuant to their employment agreements. Messrs. Petratis and Shannon are eligible to receive 24 months and 12 months, respectively, of base annual salary plus a prorated target annual incentive award for the year of termination paid at the conclusion of the full performance year in accordance with the terms of their respective employment agreements. Under the terms of his separation agreement, Mr. Orbegoso was eligible for and received one times base salary and a prorated annual incentive award and other benefits as detailed in the Post-Employment Benefits table.
Our equity award agreements generally provide that upon termination for:
▪Death or disability - RSUs and stock options shall immediately vest and the stock options remain exercisable for a period of three years or the original expiration date, whichever is earlier;
▪Retirement - RSUs and stock options shall continue to vest in accordance with their original vesting schedule and the stock options remain exercisable for a period of five years;
▪Group termination - RSUs and stock options immediately vest in the portion of the awards that would have vested within twelve months of termination and all vested stock options remain exercisable for a period of three years following termination or the original expiration date, whichever is earlier;
▪Retirement - group termination or job elimination, PSUs vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period; and
▪Death or disability - PSUs vest pro-rata based on target level performance during the performance period.
Change in Control. Our CIC Plan covers certain officers, including the NEOs. The CIC Plan provides for certain payments if the employment is terminated by the Company without “cause” (as defined in the CIC Plan) or by the NEO for “good reason” (as defined in the CIC Plan), in each case, within two years following a CIC of the Company. The CIC Plan does not provide for a payment to cover the impact to the executive of certain incremental taxes incurred in connection with the payments made following a CIC. The amount paid under the CIC Plan will be reduced to avoid the payment of any excise taxes.
If a NEO’s employment is terminated “without cause” or by the NEO for “good reason” following a CIC, the NEO is entitled to the following:
▪any accrued but unpaid base salary;
▪an amount equal to the NEO’s target annual bonus for the year in which the termination occurred, pro-rated for the months of service and based on the Company’s actual performance for the year; and

▪a lump sum severance payment equal to three times (CEO) or two times (other NEOs) the sum of:
▪the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the event that constitutes “good reason;” and
▪the NEO’s target annual incentive award for the year of termination.
In addition to the foregoing, the NEOs would be eligible to receive welfare employee health benefits for the severance period (three years for the CEO) and (two years for the other NEOs). Specifically, the Company will pay the COBRA premium for the first eighteen months and any remaining coverage would be on a reimbursement basis for coverage elected outside of the Company. The Company would also provide each NEO with up to $25,000 of outplacement services.
Under the 2013 Stock Plan, outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a CIC if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.
A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of 30% or more of the combined voting power of the Company’s voting stock; (ii) the directors serving at the time the CIC plan was adopted (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board of Directors; (iii) consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company which is not an affiliate; (iv) any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer; or (v) any other event that the continuing directors determine to be a CIC; provided however, with respect to (i), (iii) and (v) above, there shall be no CIC if shareholders of the Company own more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent immediately following such transaction in substantially the same proportion to each other as prior to such transaction.
Enhanced Retirement Benefits. An officer vests in EOSP or KMP upon the earlier of: (i) the attainment of age 55 and the completion of 5 years of service; (ii) attainment of age 62 for the EOSP and age 65 for the KMP; (iii) death; or (iv) CIC. For Mr. Shannon, a termination within two years following a CIC also triggers the payment of an enhanced benefit whereby two years are added to both his age and service with the Company for purposes of the EOSP benefit. There are no enhancements provided to Mr. Petratis under the EOSP or to Mr. Eckersley under the KMP. Benefits under the EOSP and KMP are forfeited in the event of termination for cause. In order to be eligible for an EOSP or KMP benefit in the event of disability, a participant must remain disabled until age 65. An officer becomes vested in both the Pension Plan and the Supplemental Pension Plan upon the completion of 5 years of service. As of December 31, 2021, Mr. Petratis and Mr. Shannon were vested in the EOSP and Mr. Eckersley was vested in the KMP.

POST-EMPLOYMENT BENEFITS TABLE
The following table describes the compensation to which each of the NEOs would be entitled in the event of termination of such executive’s employment on December 31, 2021, including termination following a CIC. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2021. The table does not include the pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
D. D. Petratis
Severance (a)	—	4,500,000	6,750,000	—	—
2021 Earned but Unpaid AIP Award(s) (b)	1,466,378	1,466,378	1,466,378	1,466,378	1,466,378
PSU Award Payout (c)	5,330,357	5,330,357	5,330,357	5,330,357	5,330,357
Value of Unvested Equity Awards (d)	4,513,920	4,513,920	4,513,920	4,513,920	4,513,920
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	50,902	—	—
Total	11,310,655	15,810,655	18,136,557	11,310,655	11,310,655
P. S. Shannon
Severance (a)	—	1,023,400	2,046,800	—	—
2021 Earned but Unpaid AIP Award(s) (b)	529,084	529,084	529,084	529,084	529,084
PSU Award Payout (c)	1,584,468	1,584,468	1,584,468	1,584,468	1,584,468
Value of Unvested Equity Awards (d)	1,425,487	1,425,487	1,425,487	1,425,487	1,425,487
Enhanced Retirement Benefits (e)	—	—	1,940,045	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	48,886	—	—
Total	3,539,039	4,562,439	7,559,770	3,539,039	3,539,039
___________
(a)Please refer to the description of how severance is calculated in the section above titled Post-Employment Benefits, except for amounts shown for Mr. Orbegoso, which were paid in accordance with his separation agreement.
(b)Amounts represent the actual award earned for the 2021 performance period.
(c)For “Involuntary Without Cause,” this assumes group termination or job elimination. For the “Change in Control,” “Death” and “Disability,” these amounts represent a pro-rata portion of the outstanding PSUs. Amounts are based on $132.44 per share, the closing market price of our shares on December 31, 2021.
(d)    The amounts shown represent (i) the value of eligible unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by the closing market price of our shares on December 31, 2021, which was $132.44 per share and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing market price on December 31, 2021, and the relevant exercise price. For purposes of a CIC, we assume that an alternate award is not provided and the vesting of the unvested awards accelerate. For retirement eligible employees, the eligible equity awards do not accelerate but continue to vest on the same basis as active employees. Because all NEOs are retirement eligible, their equity awards would continue to vest after termination of employment for any reason other than cause.
(e)    In the event of a CIC of the Company and a termination of the NEOs, the present value of the pension benefits under the EOSP, KMP and Supplemental Pension Plans would be paid out as lump sums. The amounts shown under CIC represent the estimated benefit provided in excess of the EOSP amount shown in the Pension

Benefits Table. While there is no additional benefit to the NEOs as a result of involuntary resignation without cause or in the event of a death or disability, there are differences (based on the methodology mandated by the SEC) between the numbers that are shown in the Pension Benefits Table and those that would actually be payable to the NEO under these termination scenarios.
(f)    For the CIC column, the amount represents the maximum expenses we would reimburse the NEO for professional outplacement services.
(g)    Represents our cost of continued active coverage for thirty-six months for the CEO and twenty-four months for the other NEOs.
(h)    Mr. Orbegoso left the Company on December 31, 2021, and received the following payouts: (i) a lump sum of $575,000; (ii) a prorated 2021 AIP of $388,125; (iii) $27,565 to cover twelve months of COBRA premiums; (iv) $25,000 for outplacement; and (v) $15,000 for one year’s car allowance. Under the terms of his special sign-on RSU award agreement, he realized $1,814,689 when the award vested upon his departure. Mr. Orbegoso forfeited his entire 2021 LTI award with the following grant date values: RSUs $250,028; stock options $250,025, and PSUs $521,661.

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
J. N. Braun
Severance (a)	—	—	1,425,280	—	—
2021 Earned but Unpaid AIP Award(s) (b)	313,500	313,500	313,500	313,500	313,500
PSU Award Payout (c)	792,477	792,477	792,477	792,477	792,477
Value of Unvested Equity Awards (d)	689,163	689,163	689,163	689,163	689,163
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	35,513	—	—
Total	1,795,140	1,795,140	3,280,933	1,795,140	1,795,140
T. P. Eckersley
Severance (a)	—	—	1,700,000	—	—
2021 Earned but Unpaid AIP Award(s) (b)	572,924	572,924	572,924	572,924	572,924
PSU Award Payout (c)	1,064,729	1,064,729	1,064,729	1,064,729	1,064,729
Value of Unvested Equity Awards (d)	1,487,350	1,487,350	1,487,350	1,487,350	1,487,350
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	30,329	—	—
Total	3,125,003	3,125,003	4,880,332	3,125,003	3,125,003
L. Orbegoso (h)
Severance	—	575,000	—	—	—
2021 Earned but Unpaid AIP Award	—	388,125	—	—	—
PSU Award Payout	—	—	—	—	—
Value of Unvested Equity Awards	—	1,814,689	—	—	—
Enhanced Retirement Benefits	—	—	—	—	—
Outplacement	—	25,000	—	—	—
Health Benefits	—	27,565	—	—	—
Other	—	15,000	—	—	—
Total	—	2,845,379	—	—	—
Note: Footnotes on prior pages.

CEO PAY RATIO DISCLOSURE
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, and the total compensation of our CEO, Mr. Petratis, and the ratio of these two amounts (such ratio, the “CEO Pay Ratio”).
In 2021, our CEO’s annual total compensation was $7,688,243 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2021 was $65,338. As a result, the CEO Pay Ratio for 2021 was 118 to 1.
We identified our median employee on October 1, 2020 and are using the same median employee to calculate the 2021 CEO Pay Ratio. We reviewed the composition of roles and total number of employees as of October 1, 2021 and determined our employee population was substantially similar to 2020. To identify the 2020 “median employee” from our employee population, we defined our employee population, by excluding a total of 563 employees in United Arab Emirates, Poland, Qatar, Russia, Thailand and Turkey, as permitted by the de minimis exclusion. We used base salary as our consistently applied compensation measure. We calculated the median pay and used a pay range of +/- 1% to identify the median employee population. The median employee identified is located in North America and works in operations. The median employee identified October 1, 2020 continues to be employed by us, has remained within the same employee population, and the employee’s circumstances have not changed significantly. Therefore, we determined that continuing to use the same median employee is appropriate.
Given the different methodologies that various public companies will use to determine their pay ratio, the CEO Pay Ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 with respect to our ordinary shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	5,423,515	$93.76	2,576,485
Equity compensation plans not approved by security holders (2)	74,427	—	—
Total	5,497,942	$93.76	2,576,485
____________

(1)	Represents the 2013 Stock Plan. The weighted average exercise price represents the stock options outstanding under the 2013 Stock Plan. PSUs are included assuming maximum performance.
(2)	Represents the EDCP. Plan participants acquire our shares under the EDCP as a result of the deferral of salary, annual incentive awards and PSUs.

INFORMATION CONCERNING VOTING AND SOLICITATION
Why Did I Receive This Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (“Notice”) because our Board of Directors is soliciting your proxy to vote at the AGM. This Proxy Statement summarizes the information you need to know to vote on an informed basis.
Why Are There Two Sets Of Financial Statements Covering The Same Fiscal Period?
U.S. securities laws require us to send you our 2021 Form 10-K, which includes our financial statements prepared in accordance with U.S. GAAP. These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish Statutory Accounts for our 2021 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be available on or around April 30, 2022 on our website at www.allegion.com/irishstatutoryaccounts and will be laid before the AGM.
How Do I Attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. In order to be admitted, you must present a form of personal identification and evidence of share ownership.
If you are a shareholder of record, evidence of share ownership will be either: (1) an admission ticket, which is attached to the proxy card and must be separated from the proxy card and kept for presentation at the meeting if you vote your proxy by mail; or (2) a Notice.
If you own your shares through a bank, broker or other holder of record (“street name holders”), evidence of share ownership will be either: (1) your most recent bank or brokerage account statement; or (2) a Notice. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of our ordinary shares, to:
Corporate Secretary
Allegion plc
Block D
Iveagh Court
Harcourt Road
Dublin 2 D02 VH94, Ireland
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the AGM.
Who May Vote?
You are entitled to vote if you beneficially owned our ordinary shares at the close of business on April 7, 2022, the Record Date. At that time, there were 87,802,509 of our ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on all matters to be voted on a poll at the AGM.
How Do I Vote?
Shareholders of record can cast their votes by proxy by:
▪Using the Internet and voting at www.proxyvote.com;
▪Calling 1-800-690-6903 and following the telephone prompts to vote by proxy; or
▪Completing, signing and returning a proxy card by mail. If you received a Notice and did not receive a proxy card, you may request one at sendmaterial@proxyvote.com.
The Notice is not a proxy card and it cannot be used to vote your shares.
If you vote by proxy by telephone, your use of that telephone system, and in particular the entry of your personal identification number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, for all purposes of the Companies Act of 2014 of Messrs. Petratis, Wagnes and Braun, or any of them, or any other person appointed by the Board as your proxies to vote your shares in accordance with your telephone instructions.

Shareholders of record may also vote their shares directly by attending the AGM and casting their vote in person or appointing a proxy (who does not have to be a shareholder) to attend the AGM and casting votes on their behalf in accordance with their instructions.
Street name holders must vote their shares in the manner prescribed by their bank, brokerage firm or nominee. Street name holders who wish to vote in person at the AGM must obtain a legal proxy from their bank, brokerage firm or nominee. Street name holders will need to bring the legal proxy with them to the AGM and hand it in with a signed ballot that is available upon request at the meeting. Street name holders will not be able to vote their shares at the AGM without a legal proxy and a signed ballot.
Even if you plan to attend the AGM, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
In order to be timely processed, your vote must be received by 11:59 p.m. U.S. Eastern Daylight Time on June 1, 2022 (or, if you are a street name holder, such earlier time as your bank, brokerage firm or nominee may require).
May I Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the AGM in any of the following ways:
▪By notifying the Company’s Secretary in writing: c/o Allegion plc, Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland;
▪By submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or
▪By voting in person at the AGM.
Merely attending the AGM does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.
How Will My Proxy Get Voted?
If your proxy is properly submitted, your proxy holder (one of the individuals named on the proxy card) will vote your shares as you have directed. If you are a street name holder, the rules of the NYSE permit your bank, brokerage firm or nominee to vote your shares on Items 3, 4 and 5 (routine matters) if it does not receive instructions from you. However, your bank, brokerage firm or nominee may not vote your shares on Items 1 or 2 (non-routine matters) if it does not receive instructions from you (“broker non-votes”). Broker non-votes will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.
If you are a shareholder of record and you do not specify on the proxy card you send to the Company (or when giving your proxy over the Internet or telephone) how you want to vote your shares, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. In addition, the Company-designated proxy holders may vote proxies in their discretion if a proposal not referred to in this Proxy Statement properly comes before the AGM but is not timely submitted to the Company.
What Constitutes A Quorum?
The presence (in person or by proxy) of shareholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.
What Vote Is Required To Approve Each Proposal?
A majority of the votes cast at the AGM is required to approve Items 1, 2, 3 and 4. A majority of the votes cast means that the number of votes cast “for” an Item must exceed the number of votes cast “against” that Item. Item 5 is considered a special resolution under Irish law and requires 75% of the votes cast for approval.

Although abstentions and broker non-votes are counted as “shares present” at the AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the resolution and, accordingly, will not affect the outcome of the vote.
Who Pays The Expenses Of This Proxy Statement?
We have hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $13,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board of Directors by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.
How Will Voting On Any Other Matter Be Conducted?
Although we do not know of any matters to be presented or acted upon at the AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly presented at the AGM, the proxy holders will vote on such matters in accordance with their best judgment.
What Happens if a Change to the Annual General Meeting is Necessary Due to Exigent Circumstances?
While we have every intention of holding the AGM as indicated in the “Notice of 2022 AGM,” if exigent and unexpected circumstances such as a global health crisis prevent the Company from holding the AGM as planned, we may have to make alternative arrangements (such as a change in location and/or time), as appropriate. In such case, shareholders in Ireland may still participate in the AGM at the Company’s headquarters located in Dublin, Ireland. If the Company needs to take such action on an exceptional basis, the Company plans on: (1) issuing a press release notifying as such, including confirmation of the meeting details and any relevant instructions; (2) filing the press release and amended notice of the AGM as definitive additional soliciting materials with the SEC (on EDGAR); and (3) taking reasonable steps necessary to inform other intermediaries in the proxy process such as our proxy service provider of any changes to the AGM.
Any such decision by the Company has no impact on your ability to provide your proxy by using the Internet or telephone as explained in this Proxy Statement or by completing, signing, dating and mailing your proxy card. Your proxy must be received by 11:59 p.m. U.S. Eastern Daylight Time on June 1, 2022.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the beneficial ownership of our ordinary shares by (i) each director and director nominee of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group:

Name	Ordinary Shares (a)	Notional Shares (b)	Options Exercisable or RSUs Vesting Within 60 Days (c)
K. S. Hachigian	7,760	—	835
S.C. Mizell	1,109	—	835
N. Parent Haughey	2,814	—	835
L. B. Peters (d)	—	—	—
D. I. Schaffer	7,588	—	835
C. L. Szews (e)	2,789	—	835
D. Vardhan	—	—	835
M. E. Welch	7,428	—	835
D. D. Petratis (f)	174,950	19,398	181,935
P. S. Shannon	45,173	22,380	62,901
J. N. Braun	11,874	—	15,880
T. P. Eckersley	24,114	4,783	25,658
L. Orbegoso (g)	—	—	—
All directors and executive officers as a group (18 persons) (h)	315,947	46,561	335,870
____________

(a)Represents ordinary shares held directly.
(b)Represents ordinary shares and ordinary share equivalents notionally held under the EDCP that are not distributable within 60 days of the Record Date.
(c)Represents ordinary shares as to which directors and executive officers had stock options exercisable or RSUs that vest within 60 days of the Record Date, under the 2013 Stock Plan.
(d)Ms. Peters was appointed to the Board on July 13, 2021.
(e)Mr. Szews informed the Company of his intent not to stand for re-election to the Board and that he will be retiring at the 2022 AGM.
(f)Under Ordinary Shares, amount includes 18,536 shares held by Mr. Petratis’ wife and 51,141 shares held by irrevocable trusts for the benefit of each of Mr. Petratis’ daughters. Mr. Petratis disclaims beneficial ownership over the securities held by his wife and his daughters’ trusts, except to the extent of his pecuniary interest therein, if any.
(g)Mr. Orbegoso left the Company on December 31, 2021.
(h)The Company’s ordinary shares beneficially owned by all current directors and executive officers individually and as a group (including shares issuable under exercisable options or vesting RSUs) aggregated less than 1% of the total outstanding ordinary shares. Ordinary shares and ordinary share equivalents notionally held under the EDCP are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company based solely on the information filed by such shareholder on Schedule 13G under the Securities Exchange Act of 1934:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	10,873,129 (b)	12.38%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,709,470 (c)	8.78%
APG Asset Management US Inc. 666 Third Avenue 2nd Floor New York, New York 10017	5,555,210 (d)	6.33%
State Street Corporation State Street Financial Center 1 Lincoln Street Boston, Massachusetts 02111	4,644,285 (e)	5.29%
____________
(a)The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.
(b)Information regarding The Vanguard Group and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 9, 2022. The filing indicated that, as of December 31, 2021, Vanguard had shared voting power as to 148,084 shares, sole dispositive power as to 10,502,656 shares and shared dispositive power as to 370,473 shares.
(c)Information regarding Black Rock, Inc. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 3, 2022. The filing indicated that, as of December 31, 2021, BlackRock had sole voting power as to 6,762,265 shares and sole dispositive power as to 7,709,470 shares.
(d)Information regarding APG Asset Management US Inc. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on January 19, 2022. The filing indicated that, as of December 31, 2021, APG Asset Management US Inc. had shared voting power as to 5,555,210 shares and shared dispositive power as to 5,555,210 shares.
(e)Information regarding State Street Corporation. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 9, 2022. The filing indicated that, as of December 31, 2021, State Street Corporation had shared voting power as to 4,149,127 shares and shared dispositive power as to 4,644,285 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the year 2021 except for a late Form 4 filing for Mr. Eckersley made on June 2, 2021 to include the exercise of certain stock options which was inadvertently omitted from the original Form 4 filed on May 27, 2021, due to administrative error.
SHAREHOLDER PROPOSALS AND NOMINATIONS
Any proposal by a shareholder intended to be presented at the 2023 AGM of the Company must be received by the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attn: Corporate Secretary, no later than December 20, 2022, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2023 Proxy Statement.
Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board of Directors in connection with AGMs or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. In connection with the 2023 AGM, written notice of a shareholder’s intention to make such nominations or bring business before the AGM must be given to the Corporate Secretary not later than March 6, 2023. If the date of the 2023 AGM occurs more than 30 days before, or 60 days after, the anniversary of the 2022 AGM, then the written notice must be provided to the Corporate Secretary no later than the seventh day after the date on which notice of such AGM is given.
The Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Corporate Secretary, at the Company’s registered address. In addition to considering candidates recommended by shareholders, the Corporate Governance Committee considers potential candidates recommended by current directors, director search firms, Company officers, employees and others. As stated in our Corporate Governance Guidelines, the Corporate Governance Committee considers the entirety of each candidate’s credentials and believes that, at a minimum, each nominee should satisfy the following criteria: highest character and integrity, independent mindset, personal and professional ethics, business judgment, experience and understanding of strategy and policy setting, financial literacy, ability and willingness to devote sufficient time to Board matters, and no conflict of interest that would interfere with performance as a director. For more details, see “Director Nomination Process” on page 17 of this Proxy Statement. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
In order for you to bring other business before an AGM, timely notice must be received by the Corporate Secretary within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from, and in addition to, the requirements you must meet to have a proposal included in our Proxy Statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
If a shareholder wishes to communicate with the Board of Directors for any other reason, all such communications should be sent in writing, care of the Corporate Secretary, or by email at allegionboard@allegion.com.

HOUSEHOLDING
SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attention: Corporate Secretary or by accessing it on our website at www.allegion.com.
Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

Dated: April 19, 2022

ALLEGION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Daylight Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Daylight Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70563-P66958

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLEGION PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kirk S. Hachigian	☐	☐	☐
1b. Steven C. Mizell	☐	☐	☐
1c. Nicole Parent Haughey	☐	☐	☐
1d. Lauren B. Peters	☐	☐	☐
1e. David D. Petratis	☐	☐	☐
1f. Dean I. Schaffer	☐	☐	☐
1g. Dev Vardhan	☐	☐	☐
1h. Martin E. Welch III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐
3. Approval of the appointment of PricewaterhouseCoopers as independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors' remuneration.	☐	☐	☐
4. Approval of renewal of the Board of Directors' existing authority to issue shares.	☐	☐	☐
5. Approval of renewal of the Board of Directors' existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET

ALLEGION PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 2, 2022
4:30 p.m., local time
The Shelbourne
27 St. Stephen's Green
Dublin 2 Ireland

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.

NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.

D70564-P66958

ALLEGION PLC
Annual General Meeting of Shareholders
June 2, 2022 4:30 p.m., local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) David D. Petratis, Michael J. Wagnes and Jeffrey N. Braun, or any of them, or any other person appointed by the Company's Board of Directors, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all ordinary shares of ALLEGION PLC (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at The Shelbourne, 27 St. Stephen's Green, Dublin 2 Ireland, on Thursday, June 2, 2022 at 4:30 p.m., local time, or at any adjournments or amended locations and/or times thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournments.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of the Company. If you wish to appoint a person other than the designated officers of the Company, please contact the Corporate Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN THE MANNER RECOMMENDED BY THE COMPANY'S BOARD OF DIRECTORS ON ALL MATTERS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

Continued and to be signed on reverse side